ASSET PURCHASE AND SALE AGREEMENT
                        ---------------------------------
                                   (Refinery)

         THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into as of the 4th day of August, 2000, by and between ULTRAMAR DIAMOND SHAMROCK CORPORATION, a Delaware corporation, hereinafter referred to as "Buyer", and TOSCO CORPORATION, a Nevada corporation, hereinafter referred to as "Seller".

                              W I T N E S S E T H:

         WHEREAS, Seller or its Affiliate is the owner of a refinery, petroleum coke terminal, and other related assets, commonly known as the Avon Refinery, located in Contra Costa County, California (collectively, the "Refinery");

         WHEREAS, Buyer desires to buy the Assets, and WHEREAS, Seller desires to sell the Assets, on the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of Ten Dollars U.S. ($10.00), the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATIONS
                         -------------------------------

         1.01   Definitions.
                -----------
         Terms which are defined in Sections other than Article 1 of this Agreement, shall have the meanings attributed to them where defined. As used in this Agreement, the following terms shall have the meanings set forth below, unless the context otherwise requires:

         "1031  Exchange"  shall have the  meaning  set forth in Section  12.02.

         "1060  Forms"  shall  have  the  meaning  set  forth in  Section  19.16

         "Acquired  Employee"  shall  have the  meaning  set  forth  in  Section
4.03(c).

         "Affiliate" shall, with respect to Seller, mean any of its members or owners and their respective parents, subsidiaries, affiliates, or joint venturers, or any other Person directly or indirectly controlling, controlled by, or under common control with, Seller; with respect to Buyer, the term shall mean any Person directly or indirectly controlling, controlled by, or under common control with, Buyer. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or interests or otherwise.

         "Allocation"  shall  have  the  meaning  set  forth in  Section  19.16.

        "Applicable Law" means any applicable statute, law, ordinance, rule or regulation.

         "Assets" shall mean the Refinery, the Improvements, the Equipment, the Refinery Land, the Seller Base Inventory, the Seller Feedstock Inventory, the Seller Product Inventory, the Seller Other Inventory, Prepaid Expenses and Deposits, Surplus Refinery Property, Refinery Records and the Seller Other Assets, but shall exclude the Excluded Assets and Third Party Property.

         "Base Rate" shall mean the lesser of (i) the per annum rate of interest calculated on a daily basis using the 3-month Treasury Bill rate published in the Wall Street Journal for the applicable day (with the rate for any day for which such rate is not published being the rate most recently published) plus two hundred (200) basis points; and (ii) the maximum nonusurious rate of interest permitted by Applicable Law, such Base Rate to be adjusted automatically as and to the extent that either (i) or (ii) immediately above changes from time to time.

         "Claim"  shall have the  meaning  specified  in Section  15.01.

         "Claim Notice"  shall have the meaning set forth in Section  14.02.

         "Claiming  Employee"  shall  have  the  meaning  set  forth in  Section
4.09(c).

         "Closing" means the closing of the purchase and sale contemplated hereunder.

         "Closing Date" means the time and date established for the Closing pursuant to Section 3.01 hereof.

         "Closure" means the satisfaction of any one of the conditions set forth in clauses (1), (2), (3) or (4) below:

                (1) Receipt of written notice from governmental authorities that no further active remediation of any SH&E Condition is required, or

                (2) Receipt of written notice from governmental authorities that the approved remediation plan for any SH&E Condition has been completed except for monitoring, testing or reporting and such monitoring, testing or reporting continues for two years without the requirement for active remediation; or

                (3) A SH&E Condition is subject to an order from a governmental authority and, for a period of two years, only monitoring, testing or reporting is conducted without the requirement for active remediation; or

                (4) Seller has requested closure notice from the governmental authorities, has not received any response of any kind to its request for a closure notice for twelve (12) months and Seller has determined that the soil and groundwater has been remediated in accordance with Applicable Law based on four (4) successive quarterly monitoring tests by a recognized environmental remediation contractor that show the level of Hazardous Substances on the property as being below or equal to the limit required by the governmental authorities and Seller so notifies Buyer in writing.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collective Bargaining Agreements" shall have the meaning set  forth in
Section 4.02.

         "Committee" for purposes of Section 13.05, shall have the meaning set forth in Section 13.05.

         "Compensation Claims" shall have the meaning set forth in Section 4.09(c).

         "Confidential Information" shall have the meaning set forth in Section 19.13(a).

         "Contracts"  means those Contracts listed on Schedule 1.01A hereto.

         "Damages" shall mean (a) any and all obligations, liabilities, damages (but excluding any indirect, special, punitive or exemplary damages, other than such damages as may be awarded to a third party against an Indemnified Party), penalties, fines, assessments, deficiencies, losses (excluding lost profits), Judgments, settlements, costs and reasonably incurred expenses, interest, bonding and appellate costs and attorneys', accountants', engineers', consultants' and investigators' reasonable fees and disbursements, in each case after the application of any and all amounts actually recovered by the Indemnified Party under insurance contracts or similar arrangements (but excluding self-insurance arrangements) and from third parties by the Person claiming indemnity and (b) interest on such aforesaid items consistent with the Applicable Law at (i) the Base Rate beginning thirty (30) days after the date on which the Indemnified Party makes a payment in respect of a claim or demand asserted by a third party against the Indemnified Party for which the Indemnified Party is entitled to indemnification hereunder or (ii) the Late Payment Rate beginning on the date a final and non-appealable judgment or award is entered in favor of the Indemnified Party, if such claim does not arise out of a claim or demand asserted by a third party against the Indemnified Party.

         "Deeds"  shall  have  the  meaning  set  forth in  Section  3.02(a)(i).

         "Default" shall have the meaning set forth in Section 16.04.

         "Deliverable Items" means design manuals, operation manuals, blue prints, engineering studies and engineering reports and with respect to computer software, object code; user operations and system documentation; system engineering and design information; and all associated data files and data bases to the extent such systems exist for the operations of the Refinery and can be delivered by a Party.

         "Deposit"  shall  have  the  meaning  set  forth  in  Section  2.02(a).

         "Disclosing  Party"  shall  have  the  meaning  set  forth  in  Section
19.13(e).

         "Effective Time" shall mean 12:01 A.M. Pacific Daylight Time or Pacific Standard Time, as applicable, on the day of the Closing Date.

         "Employees" shall have the meaning set forth in Section 4.01.

         "Employment Commencement Date" shall mean the Effective Time.

         "Environmental Liability" shall mean any liability, claim, demand, cause of action, loss, obligation, fine, penalty, cost (including expert and attorneys fees), Damages, Judgments, awards, settlements and expenses incurred under or pursuant to any SH&E Law. Environmental Liability includes, without limitation, any Damage incurred with respect to (a) any investigation, study, assessment, legal representation, cost recovery by governmental agency, or monitoring or testing in connection therewith (but excluding general corporate overhead), (b) any of the Assets as a result of actions or measures necessary to implement or effectuate any such containment, removal, remediation, response, clean up or abatement of any Hazardous Substance, and (c) the resolution of such liabilities.

         "Equipment" shall mean all furnishings, furniture, computer equipment and hardware, fittings, equipment, machinery, refining process units, tools, apparatus, tanks, pipelines, sewers, appliances, trucks, automobiles, other vehicles and rolling stock, signs and other articles of personal property of every kind whatsoever which in the normal course of business is located on the Refinery Land and used primarily in the Operations of the Refinery.

         "Excluded Assets" means (i) all of Seller's cash, deposits and bank accounts; (ii) all accounts receivable or exchange balances owed to or by Seller by reason of deliveries made by or to Seller or on account of the Assets prior to the Effective Time; (iii) the financial books and records of Seller or its Affiliates and the personnel, employment and other records of Seller as to their former employees other than the Refinery Records; (iv) any claims or other rights to receive monies arising prior to or after the date of execution hereof which Seller has or may have which are attributable to its ownership of the Assets prior to the Effective Time (other than insurance proceeds required to be delivered to Buyer pursuant to Article 17 and to the extent included in the Net Working Capital Adjustment); (v) all company minute books and similar materials related to maintenance of company records other than the Refinery Records; (vi) all excess insurance proceeds under Article 17 of this Agreement; (vii) all Intellectual Property and Trademarks not conveyed by this Agreement; and (viii) those assets described on Schedule 1.01B or listed as Excluded Contracts on
Schedule 1.01H hereto, but in each case only to the extent not included in the determination of the Net Working Capital Adjustment.

         "Force Majeure Event" means any (1) fire, explosion, strike, lock-out, breakdown of machinery or equipment, casualty or accident; (2) act of God, including, without limitation, epidemic, hurricane, typhoon, earthquake, cyclone or flood; (3) war, revolution, civil commotion, act of enemies, blockade, or embargo; or (4) other similar occurrences or acts beyond the reasonable control of a Party hereto, which act or occurrence shall make it impossible for the Party concerned to carry out the obligations of such Party under this Agreement (but lack of financial ability shall not be a Force Majeure Event). Those provisions in this Agreement regarding Force Majeure Event shall only be applicable in the specific situation(s) in which this Agreement expressly provides they shall apply and in no other situations.

         "Hazardous Substance" shall mean any toxic substance or waste, pollutant, hazardous substance or waste, contaminant, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, or any toxic or hazardous constituent of any such substance or waste, including, without limitation, MTBE, dioxins or any other substance regulated under or defined by SH&E Laws.

         "Improvements" shall mean any and all buildings or other improvements attached or affixed to the Refinery Land.

         "Indemnified Party" shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to this Agreement.

         "Indemnifying Party" shall refer to the Person having the obligation to indemnify pursuant to this Agreement.

         "Independent Party" shall have the meaning set forth in Section 3.03(b)(iii)(B).

        "Intangible Property" shall mean (i) any and all business trade secrets, including, but not limited to, sales tools, and supplier lists and (ii) other intangible properties, including, but not limited to, any goodwill or going concern value associated with any of the foregoing, but excluding in each case all Intellectual Property held by Seller or used in the Operations and any of Seller's business or marketing plans.

         "Intellectual Property" means intellectual and similar property of every kind and nature that was licensed by Seller on a non-exclusive basis for Seller's Use and for which Seller enjoys a right to grant a sublicense to certain purchasers of its assets or that which is owned by Seller and which Seller has a right to grant a non-exclusive license to Use including, without limitation patents, patent applications, inventions, invention disclosures, copyrights, including registrations and applications to register copyrights, formulae, processes, engineering data, designs, know-how, show-how, confidential or proprietary technical information and trade secrets or other similar data or information and computer software, but excluding Trademarks.

         "Judgments" shall mean all judgments, orders, decisions, injunctions, decrees or awards of any federal, state, local or foreign court, arbitrator or administrative or governmental authority, bureau or agency.

         "Known or Knowledge" or "To the knowledge of" or "Within the knowledge of a Party as used herein" shall mean those facts, events or circumstances, if actually known to an officer or a director of a Party to whom such phrase is applied, and those other employees of Seller and Buyer that are set forth on
Schedule 1.01(I)

         "Late Payment Rate" shall mean the lesser of (i) the Base Rate, plus five hundred (500) basis points per annum, or (ii) the maximum rate of interest permitted by Applicable Law, such rate to be adjusted automatically as and to the extent that either (i) or (ii) immediately above changes from time to time.

         "Leased Property" shall have the meaning set forth in Section 10.05(a).

         "Leases and Easements" shall mean, collectively, those real property leases and easements described on Schedule 1.01C.

         "Legal Requirements" shall mean any and all (i) Applicable Laws; (ii) applicable Judgments; (iii) contracts with any federal, state, local or foreign court, arbitrator or administrative or governmental authority, bureau or agency relating to compliance with matters described in (i) or (ii) above, and
(iv) applicable  Permits;  and as any of the  foregoing   matters  described  in
(i) through (iv) above may have been waived, amended, varied or otherwise modified by any Permit or Permit-related proceedings or other applicable proceedings.

         "Licensed Technology Rights" means intellectual and similar property of every kind and nature, except Intellectual Property, licensed by third parties to Seller before the Effective Time, including without limitation patents, patent applications, inventions, invention disclosures, copyrights, including registrations and applications to register copyrights, formulae, processes, engineering data, designs, know-how, show-how, confidential or proprietary technical information and trade secrets or other similar data or information and computer software, but excluding all Trademarks.

         "Liens" shall mean any and all liens, mortgages, charges, pledges, security interests, burdens, easements, rights of way, zoning ordinances, mineral exceptions or other encumbrances of any nature whatsoever, including, but not limited to, such as may arise under any Contracts or Judgments.

         "Material Adverse Change" shall mean the result of any act(s), omission(s), conduct, occurrence(s), condition(s) or situation(s), or any combination thereof if the same have or could reasonably result (either individually or in the aggregate) (i) in a value in excess of $100 million or
(ii) on the Closing Date the Refinery is not capable of operating in the manner that is materially similar to the Refinery's operation in the six months prior to the Closing Date.

         "Material Adverse Effect" shall mean the result of any act(s), omission(s), conduct, occurrence(s), condition(s) or situation(s), or any combination thereof if the same have or could reasonably result (either individually or in the aggregate) in an actual material adverse effect on the Assets or Operations when taken as a whole.

         "Material Contracts" for   purposes  of  Section  5.05,  shall have the
meaning set forth in Section 5.05.

         "Net  Working Capital  Adjustment" shall  have the meaning specified in
Section 3.03(a).

         "Net  Working  Capital  Estimate"  shall  have the meaning specified in
Section 3.03(b)(iii)(A).

         "Net Working Capital Estimate Date" shall have the meaning set forth in
Section 3.03(b)(iii)(A).

         "Non-Represented Employee" shall have the meaning set forth in Section 4.01(b).

         "Operations" shall mean those activities conducted by Seller prior to the Effective Time utilizing the Assets.

         "Party" and "Parties" means each of Seller and Buyer and collectively Seller and Buyer.

         "Permits" shall mean any and all permits, temporary permits to construct or operate, authorizations, approvals, registrations, rights of way, orders, waivers, variances or other licenses issued or granted by any federal, state or local administrative or governmental authority, bureau or agency (i) under any Legal Requirement, including, but not limited to, SH&E Law; or (ii) under or pursuant to any Judgment or any Contract with any such administrative or governmental authority, bureau or agency relating in each case to compliance with any Legal Requirement.

         "Permitted  Encumbrances"  shall  mean (i)  Liens  that are  listed  on
Schedule 1.01C and 1.01D; (ii) Liens that are caused or created by Buyer; (iii) Liens for Taxes not yet due and payable or which are being contested in good faith; (iv) Liens that do not materially interfere with the conduct of the Operations in the manner conducted before the Closing; (v) mechanics', carriers', workers', repairmen's or other similar Liens arising or incurred in the ordinary course of business relating to liabilities that are not overdue;
(vi) Liens that arise under zoning, land use and other similar laws, (vii) Liens set forth in the title reports provided to Buyer prior to the date of this Agreement and (viii) Liens that do not have a Material Adverse Effect provided, however, that unless Buyer has expressly agreed herein to assume liability for a specific indebtedness, Permitted Encumbrances shall not include any indebtedness, whether or not of record, which exist to Seller's knowledge and are not disclosed to Buyer.

         "Person" means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or agency, unit or instrumentality thereof.

         "Prepaid Expenses and Deposits" shall mean those expenses and deposits listed on Schedule 1.01E.

         "Refinery" shall have the  meaning  as specified in the first  recital.

         "Refinery Land" shall mean the tract (or parcel) of land described in Schedule 1.01F, together with easements, appurtenances and other hereditaments appurtenant to the Refinery Land and all the estates and rights of Seller in and to said Refinery Land, subject to Permitted Encumbrances.

         "Refinery Records" means all Deliverable Items, including Seller's operational and technical records located at the Refinery and primarily relating to the Operations or the Assets prior to the Effective Time and all personnel, employment and medical records of the Acquired Employees, other than any such records that may not be provided to Buyer under Applicable Law. For the avoidance of doubt, Refinery Records specifically excludes (i) any of the Seller's business plans, strategies and financial records which address or reflect activities outside of the Refinery; and (ii) any of Seller's company minute books and records, tax returns or other materials which do not pertain to the Assets or ongoing day-to-day operation of the Operations.

         "Related Agreements" shall mean the agreements listed in Section 3.02(c) and any other agreements or documents executed in connection with or as required under this Agreement.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping or disposing of any kind whatsoever of any Hazardous Substances into the environment (including the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Substance).

         "Reported Encumbrance" shall have the meaning set forth in Section 10.05(b).

         "Represented Employee" shall have the meaning specified in Section 4.01(a).

         "Seller Base Inventory" shall mean 800,000 barrels in proportionate volumes of crude oil, feedstocks, intermediate petroleum products, refined petroleum products, (excluding water and sludge), in tank bottoms, below low suction, coke storage facilities, line fill and in process units owned by the Seller and located at the Refinery Land.

         "Seller Feedstock Inventory" shall mean that crude oil, feedstock and intermediate petroleum product, excluding tank bottoms, line fill and in process units as applicable but less water and sludge, owned by the Seller and located at the Refinery Land or in terminals belonging to Seller or third parties and specified to be sold, or which is in transit, to the Refinery.

         "Seller Other Assets" shall mean any and all Intangible Property, Contracts which are transferable to Buyer hereunder, Leases and Easements, Permits which are transferable to Buyer hereunder, and Intellectual Property as set forth in Schedule 5.15(a) or licenses therefor that are transferable to Buyer in accordance with this Agreement and all other assets owned by Seller and located in or on the Refinery Land and not an Excluded Asset.

         "Seller Other Inventory" shall mean the catalysts, chemicals, additives, spare parts, store stocks, supplies and personal property owned by Seller that may be used in the Operations and that are located on the Refinery Land and not an Excluded Asset.

         "Seller Product Inventory" shall mean those certain refined products, excluding tank bottoms, line fill and in process units as applicable but less water and sludge, owned by the Seller and located at the Refinery.

         "SH&E Condition" means a condition or circumstance resulting from one or more related actions, omissions, or events with respect to a single facility or location that exists with respect to air, land, groundwater, or surface or sub-surface water or plant facilities, procedures, practices, or equipment (whether occurring on-site or off-site or having off-site effects, including off-site waste disposal, spills, surface water discharge, migration of groundwater contamination, and other Releases) which is not or is alleged to be not in compliance with or which is subject to remedy under SH&E Law. Soil, surface water, or groundwater contamination arising from several sources, pieces of equipment, or events (for example, one or more spills or leaks from a tank or product loading or unloading apparatus) shall be considered a single SH&E Condition only if such contamination is commingled. Contamination of more than one environmental media (e.g., soil and groundwater) caused by the same actions, omissions or events shall be considered a single SH&E Condition.

         "SH&E Law" means any Applicable Law relating to pollution, the protection of the environment, release, emission, discharge, or disposal of any material or substance, safety, health or environmental aspects of property transfer, natural resource damage, pipeline closure, production registration, hazard communication, or human health or safety.

         "Surplus Refinery Property" shall mean the real property and Equipment retired in place or not currently used in connection with the Operations.

         "Survey" shall have the meaning set forth in Section 10.05(a).

         "Taxes" shall mean all United States federal, state, local or foreign income, profits, estimated, gross receipts, windfall profits, severance, real or personal property, intangible property, occupation, production, franchise, capital gains, employment, withholding, social security (or similar), disability, registration, stamp, payroll, goods and services, alternative or add-on minimum tax, or any other taxes, charges, fees, imposts, duties, levies, withholdings or other assessments imposed by any governmental entity, including environmental taxes imposed pursuant to Chapter 38 of the Code, and similar state laws, excise taxes, customs duties, utility, property, sales, use, value added, transfer and fuel taxes, or other like assessment or charge of any kind whatsoever, together with any interest, fines, penalties or additions to tax attributable to or imposed on or in respect thereof imposed by any governmental authority, whether or not disputed, including all applicable sales, use, excise, business, occupation or other tax, if any, relating to this or any other service, supply or operating agreement.

         "Tax Return" shall mean any return, declaration, report or similar statement required to be filed with respect to any Taxes (including any attached schedules) including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

         "Testing  Agents"  shall have the  meaning  specified  in Section  3.03
(b)(i).

         "Third Party Claims" shall have the meaning specified in Section 14.02.

         "Third Party Property" shall mean Improvements, Equipment and inventory located on the Refinery Land owned by Persons not a Party, that are not owned by or leased to Seller and that are listed on Schedule 1.01G.

         "Trademarks" shall mean with regard to Seller (i) any and all trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, trade dress, word marks, word mark registrations, word mark applications and trade names, including, without limitation, the names Tosco, Union, Union 76, 76, Circle K, Brown Bear, BP, Exxon and Mobil, used or licensed to Seller in connection with any of the Operations; and (ii) the goodwill of the Operations in connection with which such Trademarks have been used.

         "Union" shall have the meaning specified in Section 4.02.

         "Use" or its derivative words means make, use, have made and sell, import and reproduce, distribute, publicly perform, publicly display and make a derivative work.

         1.02   Interpretations

                (a) All references herein to Sections, Exhibits and Schedules are to Sections of and Exhibits and Schedules attached to and forming part of this Agreement, unless the contrary is specifically stated.

                (b) Unless the context requires otherwise in this Agreement, the singular shall include the plural and vice versa.

                (c) The headings of the Sections and subsections of this Agreement and the headings contained in the Exhibits and Schedules hereto are inserted for convenience of reference only and shall not in any way define or affect the meaning, construction, or scope of any of the provisions hereof or thereof.

                (d) In the event of any conflict between the main body of the Agreement and the Exhibits/Schedules hereto, the provisions of the main body of the Agreement shall prevail.

                (e) Except where specifically stated otherwise, any reference to any statute, regulation, rule, or agreement shall be a reference to the same as amended, supplemented or re-enacted from time to time.

                (f) Whenever the words "include," "including," or "includes" appear in this Agreement, they shall be read to be followed by the words "without limitation" or words having similar impart.

                                    ARTICLE 2
              SALE AND PURCHASE; PURCHASE PRICE; METHOD OF PAYMENT;
                LIMITED ASSUMPTION AND RETENTION OF LIABILITIES
              -----------------------------------------------------

         2.01   Sale and Purchase.
                -----------------
         Subject to the conditions hereof, Seller agrees to sell, assign, transfer, convey and deliver or cause the sale, assignment, transfer, conveyance and delivery to Buyer, and Buyer agrees to purchase and accept from Seller, the Assets at the Closing.

         2.02   Purchase Price.
                --------------
         For and in consideration of the respective conveyances, assignments, representations, warranties and covenants described herein and entry into the Agreements listed in Section 3.02(c) and performance of the terms thereof, Buyer agrees to pay to Seller, and Seller agrees to accept from Buyer the purchase price, and other consideration, as follows:

                (a) Simultaneously with the execution of this Agreement, Buyer shall deliver to Seller, in a form approved by Seller, an irrevocable letter of credit in an amount equal to ten percent of the Purchase Price ("Deposit") as a deposit against the Purchase Price.

                (b) At Closing $650,000,000 plus the Net Working Capital Adjustment provided for in Section 3.03 ("Purchase Price"); and

                (c)     Up  to  an  additional  $150,000,000  in  the  form   of
         participation payments as set forth in Schedule 2.02 (the "Participa-tion Payments"),

         2.03   Method of Payment.
                -----------------

         All amounts to be disbursed at or, pursuant to the terms of this Agreement, prior to the Closing or paid after Closing, shall be made in immediately available U.S. funds, by wire transfer to a U.S. bank account designated by Seller or by any other means agreed to by Seller.

         2.04   Limited Assumption and Retention of Liabilities.
                -----------------------------------------------

                (a) Upon the condition that the Closing shall occur, and subject to the provisions of Article 13 hereof, Buyer shall assume and agrees to discharge:

                        (i) all liabilities relating to or arising from the ownership or operation of the Assets from and after the Effective Time;

                        (ii) all Environmental Liabilities assumed by Buyer pursuant to Article 13 hereof;

                        (iii)   Obligations arising from and after the Effective
                Time  to  be  performed   after  the  Effective  Time under  the
                Contracts, Leases, Easements and Permits;

                        (iv) Taxes payable and other current liabilities which are included in the Net Working Capital Adjustment;

                        (v)     All  liabilities  assumed  by  Buyer pursuant to
                Article 4 hereof; and

                        (vi) any liability or obligation with respect to any litigation pending or asserted in the future against Seller or Buyer with respect to the Operations (i) after the Effective Time or (ii) prior to the Effective Time, to the extent assumed by Buyer in this Agreement.

                (b) Subject to the provisions of Article 13 hereof, Seller shall retain and be liable for all liabilities and obligations relating to the Assets or the Operations not expressly assumed by Buyer, including the following:

                        (i) all liabilities related to or arising from the ownership or operation of the Assets prior to the Effective Time;

                        (ii) Seller Environmental Liabilities retained by Seller pursuant to Article 13;

                        (iii )  All Taxes payable and other current  liabilities
                of Seller arising or accruing prior to the Effective Time, other than to the extent included in the Net Working Capital Adjustment;

                        (iv) Obligations arising under the Contracts, Leases, Easements and Permits that are required to be performed prior the Effective Time or that result from Seller's breach of any Contract, Lease, Easement or Permit prior to the Effective Time, other than to the extent included in the Net Working Capital Adjustment;

                        (v) any liability or obligation for salary, wages, benefits, vacation, bonus or overtime for or on behalf of any current or former employee of Seller pertaining to their employment by Seller at the Assets prior to the Effective Time;

                        (vi) any injury or exposure suffered by any current or former employee of Seller or Seller's contractors or sub-contractors (to the extent the injury or exposure occurred prior to Closing) pertaining to their employment by Seller or work relating to the Assets prior to the Effective Time;

                        (vii)   All  liabilities  retained by Seller pursuant to
                Article 4 hereof;

                        (viii) any liability or obligation arising out of or relating to any of the Excluded Assets; and

                        (ix) any liability or obligation with respect to any litigation pending or asserted in the future against Seller or Buyer with respect to the Operations prior to the Effective Time, except to the extent assumed by Buyer in this Agreement.

                                    ARTICLE 3
                                     CLOSING
                                    ---------
         3.01   Place and Time.
                --------------

         The Closing shall take place at the offices of Seller within three Business Days after the satisfaction or waiver of all of the conditions set forth in Sections 7, 8 and 9, or on such other date as Buyer and Seller may mutually agree.

         3.02     Transactions and Deliveries at or Prior to Closing.
                  --------------------------------------------------

                (a)     At  or  prior  to  the  Closing, Seller shall deliver to
         Buyer:

                        (i) one or more properly executed and acknowledged grant deeds (the "Deeds") conveying marketable title to the Refinery Land, the Improvements thereon, and the appurtenances thereto to Buyer, each such deed to be in the form of Exhibit A and to contain certain agreed-upon use restrictions and reservations of existing and future pipeline easements with rights of reasonable access for maintenance, replacement and removal. The Deeds shall be in recordable form for recording the Deeds in the county in which the Refinery Land, the Improvements thereon and the appurtenances thereto are located;

                        (ii) a properly executed and acknowledged assignment and assumption or assignments and assumptions of the Contracts, the Leases and Easements, and the Permits for which no consent to assignment is required or for which any required consent to assignment has been obtained or waived by the third party, each such assignment and assumption to be in the form of Exhibit
                B. Additionally the Parties agree to execute and deliver such other forms of conveyance as may be required by any governmental authority;

                        (iii) a properly executed and acknowledged general conveyance of all of the Assets for which no specific conveyance is clearly applicable;

                        (iv)    copies  of  Seller's  (and,  if  necessary,  its
                Affiliates which are a party to a Related Agreement) resolutions, certified as being correct and complete and then in full force and effect, authorizing the execution of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated under this Agreement and the Related Agreements to which it is a party (in each case to the extent required by such Person's organizational documents);

                        (v) certificates of incumbency and specimen signa-tures of the signatory officers of Seller and its Affiliates which are a party to a Related Agreement;

                        (vi)    a certificate  of formation and good standing by
                the State of Nevada, and copies of Seller's or its Affiliates which are a party to a Related Agreement certificate of registration to do business in the State of California as a foreign company;

                        (vii) written opinion of counsel to Seller, covering, in the aggregate, Seller's due organization, valid existence and good standing as a corporation in Nevada, registration and good standing in California, and the due authorization, execution and delivery by Seller or its Affiliates as the case may be of this Agreement and the Related Agreements, and the validity and binding effect of this Agreement and the Related Agreements, which opinion shall be in the form attached hereto as Exhibit C; and

                        (viii) copies of consents of third parties required to be obtained prior to the assignment of the Leases and Easements, Permits and the Contracts to be assigned pursuant to
                Section 3.02(a)(ii).

                (b) At or prior to the Closing,  Buyer  shall deliver to Seller:

                        (i) the purchase price specified in Section 2.02(b), adjusted as provided in Section 3.03 for the Net Working Capital Estimate;

                        (ii) copies of Buyer's resolutions certified as being correct and complete and then in full force and effect, authorizing the execution of this Agreement and the Related Agreements, and the consummation of the transactions contemplated under this Agreement and the Related Agreements (in each case to the extent required by such Person's organizational documents);

                        (iii)   certificates   of   incumbency    and   specimen
                signatures of the signatory officers of Buyer;

                        (iv) a written opinion of counsel to Buyer, as to Buyer's due organization, valid existence and good standing as a corporation in Delaware, registration and good standing in California, and the due authorization, execution and delivery by Buyer of this Agreement and the Related Agreements and the validity and binding effect of this Agreement and the Related Agreements, which opinion shall be in the form attached hereto as Exhibit D; and

                        (v)     certificate  of  existence  and  good   standing
                issued by the State of Delaware and a copy of Buyer's certificate of registration to do business in the State of California as a foreign company.

                (c) At the Closing, Buyer and Seller or Seller's Affiliates shall enter into the following agreements:

                        (i) Transition Services Agreements under which the Seller or its Affiliates may provide services to Buyer, as set forth in Exhibit E.

                        (ii) California SJV Heavy Crude Oil Supply Agreement, as set forth in Exhibit F.

                        (iii) Elk Hills Crude Oil Supply Agreement, as set forth in Exhibit G.

                        (iv) Product Offtake Agreement, as set forth in Exhibit H.

                        (v) Transportation Agreement for TRPP Pipeline, as set forth in Exhibit I.

         3.03   Adjustments as of Closing.
                -------------------------

                (a) Actual Net Working Capital Calculation. The Net Working Capital Adjustment ("Net Working Capital Adjustment") to the purchase price shall be an amount equal to the sum of (A) the net balances as of the Effective Time in the accounts marked as "Include in Net WC Adj" on
         Schedule 3.03(a)(iii) (the "WC Adjustment Items") plus (B) the Inventory Adjustment Amount. The "Inventory Adjustment Amount" shall be calculated as follows:

                        (i) The quantities or volumes of Seller Feedstock Inventory and Seller Product Inventory at the Effective Time (calculated in the manner described in Section 3.03(c)) minus Seller Base Inventory multiplied by the applicable values determined in the manner set forth on Schedule 3.03(a)(i).

                (b)     Method of Inventory Determination.
                        ---------------------------------

                        (i) For purposes of this Agreement, determination of any volumes of Seller Feedstock Inventory and Seller Product Inventory at the Effective Time shall be made by two independent inspectors ("Testing Agents") appointed by Buyer and Seller and mutually acceptable to both Parties. The volumes determined by the Testing Agents shall be adjusted in accordance with normal industry practice, based upon testing by the Testing Agents, for water, contaminants, and sediment using standard industry guidelines, including those relating to temperature, pressure and specific gravity. The Testing Agents shall issue a joint written report within twenty (20) days after the Effective Time, setting forth the volumes and quantities on a tank, vessel or location basis. In the event the Testing Agents initially are unable to agree upon any volumes of any inventory, then the Testing Agents shall retest and re-measure until the Testing Agents are in agreement.

                        (ii) Presence at Inventory Determination. In addition to the presence of such employees as is normal to the Operations, and subject to the right of Seller to conduct the Operations, each Party shall be entitled, at its own expense, to have any employee, agent, consultant or other authorized representative present for any inventory determination so long as such employee, agent, consultant or other authorized representative does not interfere with the tasks or responsibilities of the Testing Agents.

                        (iii)   Estimate of Net Working Capital Adjustment.
                                ------------------------------------------

                                (A) Seller shall make a good faith estimate of the Net Working Capital Adjustment and provide a copy thereof to Buyer (the "Net Working Capital Estimate") setting forth Seller's calculations thereof, including Seller's good faith estimate of the ownership, types, characteristics and volumes, on a tank, vessel or location basis, of Seller Feedstock Inventory and Seller Product Inventory and Seller's estimate of the WC Adjustment Items, at least five (5) business days in advance of the Closing Date (the "Net Working Capital Estimate Date").

                                (B) If, within 30 days after the Closing Date for Inventory and 60 days after the Closing Date for other WC Adjustment Items, Buyer determines in good faith that the Net Working Capital Adjustment has not been prepared and determined correctly, Buyer will give written notice to Seller within such 30 or 60 day period, as applicable, (i) setting forth Buyer's proposed changes to the Net Working Capital Adjustment, as prepared by Seller and (ii) specifying in detail Buyer's basis for disagreement with Seller's preparation and determination of the Net Working Capital Adjustment. The failure by Buyer to so express disagreement and provide such notice within such 30 or 60 day period, as applicable, will constitute the acceptance of Seller's determination of the Net Working Capital Adjustment. If Buyer and Seller are unable to resolve any disagreement between them with respect to the determination of the Net Working Capital Adjustment within 30 days after the giving of notice by Buyer to Seller of such disagreement, the items in dispute will be referred for determination to an independent "Big 5" accounting firm mutually agreeable to the Parties (the "Independent Party") as promptly as practicable, but not later than five days after the expiration of such 30 day period. Buyer and Seller will use reasonable efforts to cause the Independent Party to render its decision as soon as practicable thereafter, including, without limitation, by promptly complying with all reasonable requests by the Independent Party for information, books, records and similar items. The Parties will instruct the Independent Party to make a determination as to each of the items in dispute (but only those items in dispute) (i) in writing, (ii) as promptly as practicable after the items in dispute have been referred to the Independent Party (but in no event later than 30 days thereafter), and (iii) in accordance with this Agreement. The Independent Party's determina-tion will be conclusive and binding upon each of the Parties hereto. Nothing herein will be construed to authorize or permit the Independent Party to determine any question or matter whatsoever under or in connection with this Agreement, except the determination of what adjustments, if any, must be made in one or more disputed items. The fees and expenses of the Independent Party will be paid equally by the Parties.

                                (C) Buyer and its representatives will have access to work papers prepared by or on behalf of Seller and its representatives in connection with Seller's determination of the Net Working Capital Adjustment. To the extent any such work papers are in the control of Buyer after the Closing Date, Buyer will grant Seller and its representatives reciprocal access rights for the purpose of finalizing the determination of such amounts.

                (c)     Post Closing  Adjustments.

                Seller and/or Buyer shall make adjustment payments with respect to the Net Working Capital Adjustment as follows:

                        (i) Not later than thirty (30) days after the Closing Date, an adjustment payment shall be made based on the differences between the inventory estimates described in
                Section 3.03(b)(iii) and the amounts of inventory determined by the Testing Agents as described in Section 3.03(b)(i);

                        (ii) Not later than five (5) days after the final determination of the Net Working Capital Adjustment, an adjustment payment shall be made based on the differences between the Net Working Capital Adjustment determined by Seller and the Net Working Capital Adjustment as finally determined; and

                        (iii)   Each   adjustment   payment  shall  be  paid  in
                immediately available funds. Any amount not paid when due shall bear interest at the Late Payment Rate for the period past due.

                                    ARTICLE 4
                        EMPLOYMENT AND EMPLOYEE BENEFITS
                        --------------------------------

         4.01   Employees in General.
                 --------------------

         Schedule 4.01 contains a list of:

                (a) the represented employees working at the Refinery as of the date of this Agreement (each, a "Represented Employee");

                (b) the regular, full-time and regular, part-time non-represented employees working at the Refinery as of the date of this Agreement (each, a "Non-Represented Employee"); which employees are employees of Seller (collectively Represented Employees and Non-Represented Employees, the "Employees"); and

                (c) the employees at the Refinery who are classified as not actively at work and have a long term disability that is permanent and stationary and are not capable of meeting the essential functions of the job with or without accommodation (each such employee an "Inactive Employee").

         4.02     Represented Employees.
                  ---------------------

                (a) Seller represents that it is bound by the Collective Bargaining Agreements and the Memoranda of Agreement or Understanding, which are listed on Schedule 4.02A ("Collective Bargaining Agree-ments"), between Seller and the Paper, Allied-Industrial Chemical and Energy Workers International Union and the Operating Engineers Local Union No. 3 of the International Union of Operating Engineers, AFL-CIO (collectively the "Unions"). Buyer agrees to recognize the Unions as the exclusive representative for the respective bargaining unit covered by the Collective Bargaining Agreements. Buyer shall adopt the Collective Bargaining Agreements and maintain them in full force and effect for their duration, except for changes mutually agreed to between the Buyer and the Unions and except that Buyer shall not be required to continue the existing employee benefits (as set out on
         Schedule 4.02C) ("Seller's Union Benefits"), but shall be entitled to establish such benefits as may be required by the Collective Bargaining Agreements ("Buyer's Union Benefits") for employees covered by the Collective Bargaining Agreements and hired by Buyer on and after the Effective Time, and such employees shall be entitled to participate in Buyer's Union Benefits, subject to the terms of the applicable benefit plans and further subject to the approval of any third-party plan providers. Buyer shall make every reasonable effort to obtain the approval of all third party plan providers for partici-pation in such plans by said Employees.

         4.03   Offers of Employment.
                --------------------

                (a)     Offers of Employment by Buyer.

                        (i) Buyer shall offer regular, full-time or regular, part-time employment to all Represented Employees in accordance with the terms of the Collective Bargaining Agreement; and

                        (ii)    Prior  to or at the Effective Time, Buyer  shall
                offer regular, full-time or regular, part-time employment to those Non-Represented Employees that Buyer desires to retain in employment on and after the Effective Time. Except for those employees to whom Seller offers employment pursuant to this section, up to the Effective Time Seller shall make every reasonable effort to retain in employment all employees to be hired by Buyer. Seller may, with the prior consent of Buyer, which will not be unreasonably withheld, make offers of continuing employment with Seller or its Affiliates to the Non-Represented Employees. Seller shall notify Buyer of the acceptance of any employment offer made by Seller, within five
                (5) business days of the acceptance of such offer.

         Any such offer of employment by Buyer shall be at a base pay rate that is at least equivalent to that the Employee had with the Seller as of the last regularly scheduled workday immediately prior to the Effective Time. Seller shall provide, and cause its Affiliates, as appropriate, to provide Buyer with the title, employment history (including years of service), and current salary, bonus and incentive opportunity, accrued and used vacation, sick or short-term disability pay accrued and used, and the job description and job grade of each Employee. Seller shall retain responsibility and liability, if any, for all Inactive Employees.

                (b) Notice of Offers. Buyer shall notify Seller of the acceptance of any employment offer made by Buyer, within five (5) business days of the acceptance of such offer.

                (c) Orderly Transition. Buyer shall employ each Employee who accepts Buyer's offer of employment. Seller agrees to use its reasonable efforts to assist Buyer in the orderly transition to Buyer of any such Employees. Each such accepting Employee shall, from the Effective Time, be known as an "Acquired Employee".

                (d) Employment Assurances. For a period of one year following the Effective Time, Buyer shall not reduce the Acquired Employee's base pay, and shall not terminate such Acquired Employee's employment except for "cause". For the purposes of this section,
         "cause" shall include (i) any meaning ascribed to "cause" under California law, (ii) the commission of an illegal act, (iii) negligence or willful misconduct in carrying out (or failing to carry out) the employee's duties or responsibilities, and (iv) any other failure to comply with any of Buyer's policies or practices that could have resulted in termination of such employee. At the Effective Time and thereafter, Acquired Employees shall be treated no less favorably than similarly situated employees of Buyer. Nothing in this Agreement shall
         (i) prevent Buyer from exercising any reserved right contained in any of its employee benefit plans to amend, modify, suspend, revoke, or terminate any such plan, (ii) apply to any equity-based compensation plan of Buyer, or (iii) require Buyer to assume any obligations or liability with respect to any of Seller's existing employee benefits and pension plans, agreements, arrangements or plans, whether or not subject to the Employee Retirement Income Security Act of 1974 ("ERISA"). No provision of this Agreement shall be deemed to constitute an employment contract between Buyer and any Employee, or confer upon any Employee any rights or cause of action against Buyer.

         4.04  Employee Benefits for Non-Represented Employees.
               -----------------------------------------------

         Subject to the terms of the applicable benefit plans, Buyer shall permit the Non-Represented Employees to participate in Buyer's employee pension benefit plans (as that term is defined by Section 3(2) of ERISA, employee welfare benefit plans (as that term is defined by Section 3(1) of ERISA), and other benefit programs, policies, and practices, that are or will be generally available to Buyer's similarly situated salaried employees. Subject to the terms of the applicable benefit plans, Buyer shall provide each Acquired Employee with the benefits that are set out on Schedule 4.04A ("Salaried Employee Benefits").

         4.05 Welfare Plan Coverage. With respect to each Acquired Employee who elects to participate in Buyer's employee welfare benefit plans, to the extent permitted under the terms of the applicable plan, Buyer shall waive any pre-existing condition exclusions to coverage, any evidence of insurability provisions, and any waiting period requirements under its employee welfare benefit plans that had been waived or otherwise satisfied under comparable employee welfare benefit plans sponsored by the Seller, provided the Acquired Employee enrolls within thirty-one (31) days of the Closing Date. To the extent permitted under the terms of the applicable plan, for each Acquired Employee, Buyer shall also apply towards any deductible requirements and out-of-pocket maximum limits under its employee welfare benefit plans applicable to the year of such Acquired Employee's employment commencement date, any amounts paid by such Acquired Employee toward such requirements and limits under the Seller's employee welfare benefit plans in which he or she participated during such year. Seller will secure information from others and/or provide the information necessary to establish any such amounts paid by Acquired Employees. After the initial enrollment of Acquired Employees into Buyer's health plans, and thereafter upon request of Seller (which request shall be no more frequently than quarterly) until eighteen (18) months after Closing Date, Buyer shall furnish Seller with the names of the Acquired Employees who enroll in any of Buyer's health plans.

         4.06 Past Service Credit. To the extent permitted under the terms of the applicable plans, Buyer shall cause all those employee welfare benefit plans, programs, policies, and practices in which the Acquired Employees participate, including Buyer's vacation, disability and sick leave programs, to recognize past service as recognized by the Seller's employee welfare benefit plans (such past service as reflected in the personnel records furnished to Buyer by Seller) for purposes of eligibility to participate, eligibility for enrollment, eligibility for the commencement of benefits, and eligibility for the levels of benefits where there are service-related benefit schedules. Buyer shall cause its employee pension benefit plans (whether defined contribution plans, as defined in Section 3(34) of ERISA, or defined benefit plans, as defined in Section 3(35) of ERISA) to recognize past service as recognized by the Seller's employee pension benefit plans for purposes of eligibility to participate, eligibility for enrollment, eligibility for vesting, eligibility for the commencement of benefits, eligibility for the forms of benefits, and eligibility for the levels of benefits where contributions to the plan or payments from the plan depend in whole or in part on service. Buyer shall be required to recognize or cause its employee pension benefit plans to recognize service recognized by the Seller's employee pension benefit plans for purposes of benefit accruals.

         4.07 Vacation. On or before the Closing Date, year 2000 earned and accrued vacation liabilities of Acquired Employees will be calculated and trued up in accordance with the following: the days during 2000 that Seller owned the Refinery will be calculated as will the number of days Buyer will own the Refinery. Fractions will be calculated in which the numerators will be the number of days during 2000 that Seller owned the Refinery and the number of days during 2000 that Buyer will own the Refinery, respectively, and the denominators will be the number of days in year 2000. These fractions will be multiplied by the number of eligibility hours of vacation for Acquired Employees at the Effective Time, whether already taken or not. This procedure will be applied separately to hourly and salaried vacations. The resulting calculation will yield the number of hours of vacation attributable to the account of both the Buyer and the Seller. Actual remaining hours of vacation will be calculated separately for salaried and hourly. To the extent the remaining vacation differs from the amount of vacation attributable to the Parties, the total hours will be multiplied by the average hourly rate (based on a group rate and not an individual-by-individual rate analysis) or the average staff employee rate (based on a group rate and not an individual-by-individual rate analysis). The resulting dollar amount will be included in the true up process. Regardless of anything to the contrary in this section, any carried over vacation from 1999 or prior years shall be Seller's responsibility and shall not be included in the calculation above.

         4.08 Defined Contribution Plan. If administratively feasible, Buyer agrees to accept as a plan-to-plan transfer each Acquired Employee's account balances from Seller's savings plans for any Acquired Employee who so elects. Acquired Employees will also have the option to leave their accounts in Seller's savings plan or to request distribution of those portions of the accounts that are currently distributable. Non-vested amounts not transferred to Buyer's plan will be subject to forfeiture pursuant to Seller's savings plan provisions. Buyer will have no obligation with respect to amounts attributable to Seller's savings plan other than acceptance of the plan-to-plan transfers requested by Acquired Employees. Seller and Buyer agree to cooperate to ensure a smooth transition of the account balances from the Seller's defined contribution plan to the Buyer's defined contribution plan.

         4.09   Liabilities and Indemnities.
                ---------------------------

                (a) WARN Act Indemnification. Buyer shall be responsible for, and shall indemnify Seller and its Affiliates against, all liabilities arising out of the notification or other requirements of the Worker Adjustment and Retraining Notification Act of 1988, as amended (the "WARN Act"), with respect to Seller's employees to whom Buyer does not offer employment; provided that prior to Closing, except as contemplated under this Agreement, Seller does not temporarily or permanently close or shut down any "single site of employment" or any "facility" or any "operating unit", "department" or "service" within a single site of employment, as such terms are used in the WARN Act, within or constituting part of the Assets and there is an "employment loss" as such term is used in the WARN Act. Seller will cooperate with Buyer in promptly providing to the Employees any notice required under the WARN Act that has been provided to Seller by Buyerfor distribution to Seller's Employees. On and after the Effective Time, Buyer shall be responsible for all WARN Act obligations and liabilities respecting Acquired Employees.

                (b) Severance Benefits. Buyer shall be responsible for, and shall indemnify Seller and its Affiliates against, all liabilities for severance payments and other severance benefits (i) to which the Acquired Employees become entitled because of termination of their employment with and by Buyer after they become employees of Buyer or an Affiliate of Buyer after the Effective Time (other than severance payments and benefits that arise in connection with constructive termination of any such Acquired Employee resulting from the terms and conditions of the offer of employment made by Buyer in compliance with this Article 4) and (ii) to which any of Seller's Employees become entitled because of termination of their employment with and by Seller after the date hereof and prior to the Effective Time; provided that such termination has been approved by Buyer.
         Schedule 4.09(b) contains a complete list and description of each severance policy or benefit for which Seller's Employees may be eligible, or with respect to which Seller has any liability or obligation (other than liabilities under COBRA), whether actual or contingent, respecting the Employees or their respective beneficiaries (the "Seller Severance Benefits"). Prior to the Effective Time, Buyer will not be responsible for incremental liability if Seller amends changes or increases the amount of any Seller Severance Benefits without the prior written consent of Buyer.

                (c) Workers' Compensation. Seller shall be responsible for workers' compensation claims with respect to any Acquired Employee if the incident or alleged incident giving rise to the claim occurred on or prior to the Effective Time. Buyer shall be responsible for any workers' compensation claims with respect to any Acquired Employee if the incident or alleged incident giving rise to the claim occurs after the Effective Time. In the event of doubt as to the date of the occurrence of the incident or alleged incident, Buyer shall process the claim. With respect to all workers' compensation or similar claims (hereinafter "Compensation Claims") filed with an appropriate agency by any Acquired Employee employed by Seller immediately prior to the Effective Time and thereafter employed by Buyer (such employees are, for purposes of this paragraph, hereinafter collectively referred to as "Claiming Employee"), or by the spouse, dependent(s) or personal representative of such Claiming Employee which is first filed after the Effective Time, (A) Seller shall process, defend and be responsible for, and shall indemnify Buyer against any such Compensation Claim if the liability is alleged to have arisen prior to the Effective Time,
         (B) Buyer shall process, defend and be responsible for, and shall indemnify Seller against any such Compensation Claim if the liability is alleged to have arisen only on or subsequent to the Effective Time, and (C) in the event any such Compensation Claim is filed after the Effective Time and the liability thereunder is alleged to have arisen both prior and subsequent to the Effective Time, Buyer shall, in consultation with Seller and taking into account Seller's reasonable suggestions, process such claim (and Seller shall reimburse Buyer for its allocable portion of the reasonable ost of defense), and the liability of such claim as between the parties shall be based upon the length of exposure (during employment with Seller and then with Buyer) of the Claiming Employee to the product, practice, condition or other circumstance claimed to have been the cause of the alleged liability while employed by Seller and then by Buyer. Thus, as between the parties, the proportionate share of liability shall equal a fraction the denominator of which shall be the Claiming Employee's total length of exposure to the product, practice, condition or other circumstance claimed to have been the cause of the alleged liability, and the numerator of which shall be in the case of Buyer, the Claiming Employee's total length of exposure while employed by Buyer, and in the case of Seller, the Claiming Employee's total length of exposure while employed by the Seller.

                (d)     Indemnities.
                        ------------

                        (i) To the maximum extent permitted by Applicable Law, Seller shall defend, indemnify, and hold harmless Buyer from and against any Damages, and any fines, penalties and assessments, arising out of (A) claims by Employees (other than Acquired Employees) that arise prior to, on, or after the Effective Time and relate to their employment with, or the termination of their employment from, the Seller or its Affiliates; and (B) claims by Acquired Employees that arise prior to the Effective Time which relate to their employment with, or the termination of their employment from, the Seller or its Affiliates; and

                        (ii) To the maximum extent permitted by Applicable Law, Buyer shall defend, indemnify, and hold harmless Seller and its Affiliates from and against any Damages, and any fines, penalties and assessments, arising out of claims by (i) the Acquired Employees that arise on or after the Effective Time and relate to their employment with, or the termination of their employment from, the Buyer and (ii) employees at the Assets not hired by Buyer with respect to any Damages, and any fines, penalties and assessments, arising out of claims with respect to any violations of applicable Federal, state, or local laws, statutes, rules or regulations in the hiring process by Buyer.

         4.10 ERISA. Schedule 4.10 contains a complete list of each employee benefit plan (the "ERISA Plans"), any vacation, holiday or other bonus practice and any other employee pay practice, arrangement, agreement or commitments not subject to ERISA (the "Payroll Practices/Employee Arrangement") maintained by Seller, or with respect to which Seller has any liability or obligation, whether actual or contingent, respecting the Employees or their respective beneficiaries. Seller has not taken any action which may result in Buyer being a party to, or bound by, any Seller ERISA Plan, and Buyer shall have no liability under any Seller ERISA Plan or Payroll Practice/Employee Arrangement now or following the Effective Time. Except as set forth in Schedule 4.10 Seller warrants that no Seller ERISA Plan or other Payroll Practice/Arrangement of Seller has provided, or provides, for the payment of retiree benefits by Buyer, including any obligation to pay for the cost of any post-retirement health care or life insurance or similar benefit under Seller's ERISA Plan or other Payroll Practice/Arrangement. There have been no failures by Seller to provide COBRA coverages. Seller shall provide eligible Employees at the Assets that are not Acquired Employees with COBRA coverage upon their termination of employment with Seller, upon the Closing or otherwise, according to ERISA requirements. Seller does not and has not contributed to or maintained a "multi-employer plan" (as defined in Section 3(37) of ERISA) relating to any of the Assets.

         4.11 Covenant Not to Interfere. Unless this Agreement is terminated, and for a period of two (2) years after the Effective Time, Seller hereby covenants and agrees that it will not, whether for its account or for the account of any other person or entity, endeavor to entice away from Buyer any Acquired Employee, except with Buyer's prior written permission. Each Party and its respective Affiliates agrees that for a period of two years from the date of this Agreement, except within the terms of a specific prior written consent of the other Party and except for any of the Acquired Employees, neither it nor any such Affiliate or any of their respective representatives will directly or indirectly solicit for employment or hire any director, officer or employee of the other Party or any such Affiliate whose salary and bonus exceed $150,000 in the aggregate in the year prior to the earlier of the date of such solicitation or the date of hire, except that neither Party nor any such Affiliates will be precluded from hiring any such employee who (i) responds to a public advertisement placed by the other Party or its Affiliate or (ii) who has been terminated involuntarily prior to commencement of solicitation of such employee.

         4.12 Transition of Employees. From and after the Closing Date, Buyer and Seller agree to cooperate to ensure an orderly transition and subsequent administration of the Acquired Employees. Upon reasonable notice a Party will provide, or cause to be provided, such information and assistance to the other Party as may reasonably be requested by that Party in connection with any employment-related litigation, claim, grievance, arbitration, discovery, or other proceeding with respect to Employees or Acquired Employees, to which Buyer or Seller or any of their affiliates is or may become a party.

                                    ARTICLE 5
                    SELLER'S REPRESENTATIONS AND WARRANTIES.
                    ----------------------------------------

Seller represents and warrants to Buyer to the Knowledge of Seller, except with respect to Sections 5.01, 5.02, 5.04, 5.10, 5.11, 5.12, 5.13, 5.14 and 5.15
which shall not be limited to the Knowledge of Seller except as otherwise expressly provided therein, as follows:

         5.01   Organization and Standing.
                -------------------------

         Seller is a corporation duly formed and is validly existing, in good standing under the laws of the State of Nevada and is in good standing as a corporation in all jurisdictions where the nature of its properties or business requires it. Seller has the necessary corporate power and authority to own and operate the Assets.

         5.02   Authority and Binding Obligations.
                ----------------------------------

         Seller and each of its Affiliates which is a party to a Related Agreement has the power and authority to execute, deliver and perform its obligations under this Agreement and the Related Agreements, as applicable. The execution, delivery, and performance of this Agreement and of the Related
Agreements by Seller or its Affiliate which is a party (a) have been duly authorized by requisite company action and (b) do not conflict or result in a violation or breach of any provision of (i) the organizational documents of the Seller or the Affiliate which is a party, or (ii) any statute, regulation, rule, order, writ, judgment or decree to which the Seller or the Affiliate is directly or indirectly subject, except, in the case of clause (ii), for such conflicts which could not reasonably be expected to have a Material Adverse Effect. Each of this Agreement and the Related Agreements constitutes a legal, valid and binding obligation of Seller and each of its Affiliates which is a party to a Related Agreement, enforceable against Seller and each of its Affiliates which is a party in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         5.03   Consent; Non-Contravention.
                --------------------------

                (a) Except as otherwise set forth in Schedule 5.03(a), no consent, waiver, approval, order, authorization or other action by or filings with any governmental authority or other Person is required in connection with the execution, delivery and performance by Seller and each of its Affiliates which is a party to a Related Agreement, of this Agreement or the Related Agreements.

                (b) Except as specified in Schedule 5.03(b), neither the execution and delivery of this Agreement or the Related Agreements by Seller and each of its Affiliates which is a party to a Related Agreement, nor the consummation of the transactions contemplated hereby or thereby will breach, violate or conflict with any provision of, or constitute a default (or an event, which, with notice or lapse of time, would constitute a default) under, or result in the termination or acceleration of rights, or benefits or payments under any agreement to which the Seller or its Affiliates are directly or indirectly a party or are directly or indirectly subject, except for such violations and conflicts which will not (i) prevent or materially delay consummation of the transactions contemplated by this Agreement or the Related Agreements, (ii) prevent Seller or its Affiliate which is a party from performing its obligations under this Agreement or the Related Agreements, (iii) result in the creation of any Lien upon any of the Assets, (iv) trigger any rights of first refusal, buy-sell or similar rights applicable to the Assets; or (v) result in a Material Adverse Effect.

         5.04   Litigation.
                ----------

                (a) Except as set forth in Schedule 5.04 attached hereto, there are no lawsuits or other proceedings pending or to the Knowledge of the Seller threatened against or affecting the Seller or its Affiliate which is a party to a Related Agreement, with respect to the Operations or any of the Assets by or before any governmental authority which, there is a reasonable probability if adversely determined that would (i) have a Material Adverse Effect after the Effective Time, (ii) individually result in liability or loss to Buyer in excess of $500,000 or in the aggregate result in liability or loss to Buyer in excess of $1,000,000, or (iii) result in injunctive relief. Except as set forth in Schedule 5.04 attached hereto, there are no decrees, injunctions, liens or orders of any court or governmental authorities outstanding against Seller or any Affiliate relating to or affecting the Assets or Operations.

                (b) Except as set forth in Schedule 5.04, no action, suit, proceeding or claim is pending or, to the Knowledge of Seller, threatened that seeks to restrain or prohibit this Agreement, any Related Agreement, or any other agreement, instrument or transaction contemplated hereby, or to obtain damages, a discovery order or other relief in connection with this Agreement, any Related Agreement or any other agreement, instrument or transaction contemplated hereby.

         5.05   Material Contracts.
                ------------------

         Schedule 5.05 contains an accurate and complete list of each contract, agreement or commitment relating to the Assets of the Seller or its Affiliates not otherwise listed in Schedule 1.01C (Leases and Easements) or Schedule 1.01H (Excluded Contracts) to which the Seller or its Affiliates are a party and which
(i) requires total payments to or by the Seller of at least One Million Dollars ($1,000,000) annually (other than spot crude contracts, spot product contracts, transportation contracts, and crude supply contracts not fully dedicated to the Refinery), (ii) is not terminable by Seller without penalty on not more than one year's notice, (iii) provides for the sale of any material assets or the acquisition of any material assets, other than Inventory in the ordinary course of business, (iv) grants to any Person a preferential right to purchase any of the Assets, (v) would restrict Buyer from operating the Assets in the manner that the Assets are currently being operated in competition with any Person or any line of business or geographic area, (vi) relates to the employment of any Acquired Employee or would require the payment of severance or bonus by Buyer to any Acquired Employee, or (vii) relates to indebtedness to be assumed by Buyer (each, a "Material Contract"). Each Material Contract is a legal, valid and binding obligation of the Seller or its Affiliates, enforceable against the Seller or its Affiliate in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as specified in
Schedule 5.05A, the Seller or its Affiliates are not, nor is any other party thereto, in material default under any of the Material Contracts. Except as specified in Schedule 5.05A, the Seller or its Affiliates have not received written notice of cancellation or termination of any Material Contract from any party thereto. To the Knowledge of the Seller, no material dispute exists with respect to any of the Material Contracts. The Contracts listed on Schedule 1.01A includes all Material Contracts related to the Assets or the Operations as previously conducted by Seller.

         5.06   Leases and Easements.
                --------------------

                (a) Except for Leases and Easements, the failure of which to possess or hold would not have a Material Adverse Effect on the Operations, Schedule 1.01C contains an accurate and complete list of Leases and Easements held by Seller or its Affiliates and related to the Refinery. All Leases and Easements are legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and are in full force and effect. To the Knowledge of Seller, no material default exists with respect to any such Lease or Easement. Except for matters that do not materially interfere with the Seller's rights, the Seller enjoys peaceful and undisturbed possession under the Easements and Leases.

                (b)     All  pipelines,  pipelines  easements,  utility   lines,
         utility easements and other easements, leaseholds and rights of way burdening any of the Refinery Land are set forth on Schedule 1.01C. The Refinery Land is also encumbered by the terms set forth on Schedule 1.01D.

         5.07 Condition of Improvements and Equipment. Schedule 5.07 contains an accurate and complete list of all Equipment having a present depreciated accounting value on Seller financial records in excess of $500,000. Except as expressly set forth in this Agreement or a Related Agreement, the Improvements, Equipment, Seller Other Inventory and Surplus Refinery Property are being sold "AS IS", WHERE IS, WITHOUT WARRANTY OF ANY KIND (EXCEPT AS TO TITLE) EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, CONDITION OR FITNESS, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. BUYER WAIVES THE UNIFORM
COMMERCIAL CODE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO SUCH IMPROVEMENTS AND EQUIPMENT. The Improvements and Equipment which comprise a part of the Assets, other than the Surplus Refinery Property, are in substantially the same condition and repair, ordinary wear and tear excepted, as of the period prior to the Closing Date. Seller has maintained the Assets prior to the Effective Time consistent in all material respects with Seller's normal maintenance practices prior to the date hereof.

         5.08   Compliance with Laws
                --------------------

         As of the date of this Agreement, to Seller's Knowledge, Seller is in compliance with all Applicable Laws relating to the Assets or the Operations, except as set forth on Schedule 5.08, SH&E Laws (which are addressed in Section 13.02) or where the noncompliance with which would not reasonably result in a Material Adverse Effect.

         5.09     Due Diligence.
                  -------------

                (a) Seller has (subject to any confidentiality agreements, applicable legal restrictions and any applicable attorney and legal privileges)
(i) made available to Buyer all books, records, (including records relating to Environmental Liabilities), financial statements, business plans, management appraisals, documents, Contracts, Material Contracts, Leases and Easements, Permits and other material information requested in writing by Buyer; (ii) instructed its and its Affiliates employees, counsel, advisors and auditors to respond in writing to all written inquiries from Buyer (subject to any confidentiality agreements, applicable legal restrictions and any applicable privileges); and (iii) to the extent requested in writing, provided full access to the Assets, except, with respect to (i), (ii) and (iii) above where Seller has expressly declined in writing to comply with any such request with respect to identified items or categories of information; and

                (b) No books, records, financial statements, documents, Contracts, Material Contracts, Leases, Easements, Permits or other material information requested in writing by Buyer which Seller failed to fully disclose when so required would reasonably have a Material Adverse Effect.

         5.10   Permits.
                -------

                (a) Schedule 5.10(a) contains a true and complete list of Seller's material Permits used in connection with the Assets, the Operations, or the sale of refined product. Seller has all material Permits required to Use the Assets in the manner presently conducted by Seller except to the extent that any such failure to have a Permit would not reasonably have a Material Adverse Effect.

                (b)     To  the  Knowledge  of  Seller,  except as  set forth in
         Schedule 5.10(b), (i) in calendar year 1996 Seller had a total feedstock charge at the Refinery of an average of 168,000 barrels per stream day, (ii) in calendar year 1996 Seller had all applicable, material Permits to operated the Refinery at a total feedstock charge of an average of 168,000 barrels per stream day, (iii) the No. 3 crude unit at the Refinery was shut down in an orderly manner, in the ordinary course of business, and (iv) the Permits referenced in 5.10(b)
         (ii) have not materially changed.

                (c)     To the Knowledge  of  Seller,  except  as set  forth  in
         Schedule 5.10(c), (i) in calendar year 1996 Seller had a formula approved by the California Air Resources Board for the production of CARB diesel which was designated as T-2 ("T-2"), (ii) in calendar year 1996, as Seller had operated the Refinery, Seller produced an average of 32,900 barrels per calender day of CARB diesel using the T-2 formula, (iii) in calendar year 1996, as Seller had operated the Refinery, Seller produced an average of 2,300 barrels per calender day of CARB diesel using the CARB ten percent formula, (iv) the T-2 formula is currently approved by the California Air Resources Board for the production of CARB diesel, and (v) utilizing the T-2 formula and with similar feedstocks, equipment, operating conditions and processes used by Seller to operate the Refinery in 1996, the Refinery is capable of producing, of the diesel production at the Refinery, at least 85% CARB diesel at a throughput of 157,500 barrels of feedstock charge per stream day.

         5.11   Taxes.
                -----

         Except as set forth in Schedule 5.11, there are no Tax liens open, pending against or, to the Knowledge of Seller, threatened against the Assets.

         5.12     Good and Marketable Title.
                  -------------------------

                (a) Schedule 1.01F contains a true and complete description of the Refinery Land owned by Seller or its Affiliates and used in the Operations, and such Refinery Land is described by metes and bounds and the Deeds delivered at Closing shall be in recordable form.

                (b) Except as specified in Schedule 5.12, Seller has good and marketable title to all of the Assets, except for Assets sold, consumed or otherwise disposed of in the ordinary course of business in accordance with the procedures set forth in Section 10.01 and consistent with past practices, free and clear of any Liens, other than Permitted Encumbrances.

         5.13   Condemnation.
                ------------

         Except as set forth in Schedule 5.13, there are no pending or, to the Knowledge of Seller, threatened condemnation or eminent domain proceedings or contemplated sales in lieu thereof, involving a partial or total taking of any of the Assets.

         5.14   Labor Matters
                -------------

         Schedule 4.02A sets forth all Collective Bargaining Agreements covering Represented Employees of the Assets. Except as set forth on Schedule 5.14, to Seller's Knowledge Seller has not received any notification of any unfair labor practice charges or complaints pending before any agency having jurisdiction thereof nor are there any current union representation claims involving any of the Employees. Seller does not have Knowledge of any strike, work stoppages, work slowdowns, picketing, lockouts or similar labor activity or of any threats thereof, except for routine grievance matters, by or with respect to any of the Employees. Since January 1, 1998, there have been no significant labor disputes, strikes, slowdowns, work stoppages, picketing, lockouts or similar labor activity except for routine grievance matters involving Employees. Seller also makes the representations and warranties set forth in Section 4.10.

         5.15   Intellectual Property.
                ---------------------

                (a) Schedule 5.15(a) sets forth an accurate and complete list of all material Intellectual Property owned by Seller and its Affiliates which is used in the Operations. To the actual Knowledge of Seller, except as disclosed on Schedule 5.15(a), (i) such Intellectual Property does not infringe upon any intellectual property of any third party (and Seller is not aware of any assertions made by any third party alleging such an infringement or misappropriation) and
         (ii) Seller's right to use such Intellectual Property is valid. Except as disclosed on Schedule 5.15(a), to Seller's Knowledge Seller and its Affiliates have the right to assign their respective right, title and interest in and to, or to license the right to use, all such Intellectual Property to Buyer in accordance with the terms of Article 16.

                (b) Schedule 5.15(b) sets forth an accurate and complete list of all material Intellectual Property owned by a third party and licensed or sublicensed to Seller or its Affiliates which is used in the Operations. Except as disclosed on Section 5.15(b), (i) Seller or its Affiliate, as licensee or sublicensee, as the case may be, has the right to use such Intellectual Property as it is currently being used in connection with the Assets, and (ii) such licenses are valid, binding, in full force and effect and enforceable against such third party licensor or sublicensor in accordance with their terms. Except as disclosed on Schedule 5.15(b), all such Intellectual Property may be assigned or sublicensed to Buyer without the consent of any third party

         5.16   Shared Assets
                -------------

         Schedule 5.16 lists all assets located at the Refinery that are shared with other operations, facilities or Affiliates of Seller that will not be included in the Assets transferred to Buyer at Closing.

                                    ARTICLE 6
                     BUYER'S REPRESENTATIONS AND WARRANTIES
                     --------------------------------------

         Buyer represents and warrants to Seller to Buyer's Knowledge, except with respect to Sections 6.01, 6.02, 6.04 and 6.06, except as expressly provided therein, as follows:

         6.01   Organization and Standing.
                -------------------------

         Buyer is a corporation duly organized, validly existing in good standing under the laws of the State of Delaware and is in good standing as a corporation in all jurisdictions where the nature of its properties or business requires it.

         6.02   Authority and Binding Obligations.
                ---------------------------------

         Buyer has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Related Agreements, as applicable. The execution, delivery, and performance of this Agreement and the Related Agreements by Buyer (a) have been duly and validly authorized by all necessary company action and (b) do not conflict or result in a violation or breach of any provision of (i) the organizational documents of Buyer or (ii) any statute, regulation, rule, order, writ, judgment or decree to which Buyer is directly or indirectly subject. Each of this Agreement and the Related Agreements constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         6.03   No Consent Required; Non-Contravention

                (a) Except as otherwise set forth in Schedule 6.03(a), no consent, waiver, approval, order, authorization or other action by or filings with any governmental authority or other Person is required in connection with the execution, delivery and performance by Buyer of this Agreement or the Related Agreements.

                (b) Except as specified in Schedule 6.03(b), neither the execution and delivery of this Agreement or the Related Agreements by Buyer nor the consummation of the transactions contemplated hereby will breach, violate or conflict with any provision of, or constitute a default (or an event, which, with notice or lapse of time, would constitute a default) under, or result in the termination or acceleration of rights, or benefits or payments under any agreement to which the Buyer is directly or indirectly a Party or is directly or indirectly subject, except for such violations and conflicts which will not (i) prevent or materially delay consummation of the transactions contemplated by this Agreement or the Related Agreements, (ii) prevent Buyer from performing its obligations under this Agreement, or (iii) result in a Material Adverse Effect.

         6.04   Litigation.
                ----------

         Except as set forth in Schedule 6.04, no action, suit, proceeding or claim is pending or, to the Knowledge of Buyer, threatened that seeks to restrain or prohibit this Agreement, any Related Agreement, or any other agreement, instrument or transaction contemplated hereby, or to obtain damages, a discovery order or other relief in connection with this Agreement, any Related Agreement or any other agreement, instrument or transaction contemplated hereby.

         6.05   No Breach.
                ---------

         Except as set forth in Schedule 6.05, the execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not breach, violate or conflict with, or result in the acceleration of rights, benefits or payments under (a) any statute, law, regulation or governmental order to which the Buyer or the assets and properties of the Buyer are bound or subject, (b) any commitment to which the Buyer is a party or by which it or any of its properties may be bound or subject or (c) any agreement, contract or commitment of the Buyer or to which it is a party or by which it or any of its properties may be bound or subject, except for such violations and conflicts which will not (i) prevent or materially delay consummation of the transactions contemplated by this Agreement and other Related Agreements, (ii) prevent Buyer from performing its obligations under this Agreement and other Related Agreements or (iii) result in a Material Adverse Effect.

         6.06   Independent Decision.
                --------------------

         Buyer has made its own independent analysis and judgment of the commercial potential and usefulness of the Assets, and is not relying upon any projections from Seller regarding prospective operations of the Assets. Buyer has such knowledge and experience in business and financial affairs in general as to be capable of evaluating the merits and risks of purchasing the Assets.

                                    ARTICLE 7
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE
               ---------------------------------------------------

         Buyer's obligation to close shall be subject to the satisfaction of Buyer on or prior to the Closing Date, unless waived, of the conditions set forth in this Article 7.

         The conditions precedent to Buyer's obligation to close are as follows:

         7.01   Regulatory Approvals.
                --------------------

         If required, Buyer shall have either received written notification from the appropriate governmental authorities that it may operate temporarily under the material Permits disclosed or required to be disclosed on Schedule 5.10(a) until similar Permits are issued to Buyer; provided, however, that Buyer shall use its best efforts to obtain such Permits.

         7.02   Deliveries.
                ----------

         Seller shall have executed and delivered to Buyer all of the documents required to be delivered pursuant to Section 3.02(a) and the Related Agreements.

         7.03   Required Consents and Authorizations.
                ------------------------------------

         Seller shall have received (and shall have furnished copies thereof to Buyer) all consents and authorizations of third parties required to transfer the Contracts, Leases and Easements and Permits for which consent is required, and which if not obtained would reasonably result in a Material Adverse Effect; provided, however, if such consents are not obtained, Seller will use reasonable efforts to provide an alternative mechanism to provide Buyer the value of such Contracts, Leases and Easements and Permits until Buyer obtains the consents.

         7.04   Adverse Change.
                --------------

         Prior to the Closing, there shall not have been any change, other than changes affecting the economy generally or affecting the petroleum industry (refining, marketing, transportation, terminalling and trading) generally or regionally, in the Assets or Operations that has or there is a reasonable probability of having a Material Adverse Change.

         7.05 Representations and Warranties True; Covenants and Agreements Performed.
                ---------------------------------------------------

         The representations and warranties of Seller shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on the Effective Time as if made on such date or if changed, such change shall not have resulted in, a Material Adverse Effect, and Seller shall have performed and complied in all material respects with all covenants and agreements by Seller hereunder required to be performed or complied with on or prior to the Effective Time, subject in each case to the provisions of Section 12.09.

         7.06 Defeasance of Mortgage Bonds. Seller shall have defeased in full the mortgage bonds secured by the Refinery.

                                    ARTICLE 8
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE
              ----------------------------------------------------

         Seller's obligation to close shall be subject to the satisfaction of Seller on or prior to the Closing Date, unless waived, of the conditions set forth in this Article 8.

         The conditions precedent to Seller's obligation to close are as follows:

         8.01   Deliveries.
                ----------

         Buyer shall have made the payments and executed and delivered to Seller all of the documents and instruments required pursuant to Sections 3.02(b) and
(c) and the Related Agreements.

         8.02 Representations and Warranties True; Covenants and Agreements Performed.
                -------------------------------------------------------------

         The representations and warranties of Buyer shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on the Effective Time as if made on such date, and Buyer shall have performed and complied in all material respects with all covenants and agreements by Buyer hereunder required to be performed or complied with on or prior to the Effective Time, subject to the provisions of
Section 12.09.

                                    ARTICLE 9
                JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS
                -------------------------------------------------

         The obligations of Buyer and Seller to close shall be subject to the satisfaction, or waiver by both Parties, on or prior to the Closing Date of the following conditions:

         9.01   Governmental Consents.
                ---------------------

         The applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and any extension thereof shall have expired without a challenge to the transaction or early termination of such waiting period shall have been granted.

         9.02   Litigation.
                ----------

         No order of any court or order or action of any government agency purporting to restrain or prohibit the transactions contemplated hereby shall be in effect and no new Applicable Law or regulation shall have been finally enacted or taken effect which seeks to restrain or prohibit the transactions contemplated hereby, or which has or reasonably could have a Material Adverse Effect upon the right of Buyer to own, conduct or operate the Assets or the Operations.

                                   ARTICLE 10
                       COVENANTS AND AGREEMENTS OF SELLER
                       ----------------------------------

Seller covenants and agrees as follows:

         10.01  Conduct of Business.
                -------------------

         Prior to the Closing, unless the prior written consent of Buyer to a contrary action is obtained (which consent shall not be unreasonably delayed or withheld), and except as expressly permitted under this Agreement:

                (a) Seller shall operate the Operations in its usual, regular and ordinary manner and substantially in the same manner as heretofore conducted.

                (b) Seller shall (i) use commercially reasonable efforts to preserve the Operations; (ii) maintain the Assets in their current state of repair, order and condition, usual and ordinary wear and tear excepted, and in accordance with Seller's usual maintenance practices (both in timing and scope), (iii) not grant any increase in salaries, commissions or other benefits payable to any of the Acquired Employees except changes consistent with Seller's prior compensation practices;
         (iv) not amend, terminate, waive or relinquish any material right under any Contracts, Permit, Lease or Easement other than in the ordinary course of business consistent with past practices; and (v) not sell, mortgage, transfer or convey any material portion of the Assets, other than Inventory and Seller's Other Inventory in the ordinary course of business.

         10.02  Access; Records.
                ---------------

                (a) Access for Inspection. Seller will afford Buyer and its agents, consultants, and other authorized representatives full access to the Assets, to Seller's records relating to the Assets or the operation thereof, and to Seller's personnel, and Seller will cause its officers and other agents to furnish or make available to Buyer such operating data and other information with respect to the Assets and the Operations as Buyer may from time to time reasonably request; provided, however, that any inspection or investigation conducted by Buyer, its agents, consultants, or other authorized representatives (i) shall be conducted in such manner as not to interfere unreasonably with the Operations or the Assets; or (ii) shall not entitle Buyer to drill or penetrate the surface of the ground to investigate the condition of soil contamination or ground water contamination, Buyer being limited to the review of Seller's records or any other publicly available materials or information with regard to these matters. Buyer, bears the risk of injury to any of its employees or representatives conducting an inspection or investigation of the Assets and Operations and shall indemnify Seller for all Damages resulting from Buyer's inspection or investigation. Seller will keep and maintain the records to which Buyer or its representatives may request access pursuant to this Section 10.02, such records to be maintained for a period of ten
         (10) years from the Closing Date in the case of environmental records and five (5) years for all other records or such longer period as may be required by law or reasonably requested by Buyer.

                (b) Access for Turnaround Activity Seller will afford Buyer and its agents, consultants, contractors and other authorized representatives access to the Assets for the limited purpose of preparing for and conducting turnaround maintenance on the No. 3 Crude Unit, Amorco Terminal and related facilities, which shall be solely at Buyer cost, expense and risk; provided, however, that any turnaround maintenance activity conducted by Buyer, its agents, consultants, contractors or other authorized representatives (i) shall be conducted in such manner as not to interfere unreasonably with the Operations or the Assets; or (ii) shall not entitle Buyer to drill or penetrate the surface of the ground to investigate the condition of soil contamina-tion or ground water contamination, Buyer shall be responsible for, pay, idemnify fully, hold harmless and defend Seller from and against any and all Claims and/or Damages for personal injury or death or Damage to property arising out of, relating to or resulting from any turnaround maintenance activity.

                (c) Delivery of Documents. Seller shall deliver to Buyer (in the manner reasonably directed by Buyer in writing) on the Effective Time originals where available of all Leases and Easements (unless the original is on file with the State of California or County of Contra Costa in which case Seller shall deliver a copy) and of all Contracts and Permits assigned to Buyer at the Closing. Seller also shall furnish or otherwise make available to Buyer (in the manner reasonably directed by Buyer in writing) originals or copies of all Refinery Records.

         10.03  Consents to Assignment.
                ----------------------

         Seller and Buyer agree to use reasonable business efforts to obtain prior to Closing all consents to assignment of the Contracts, the Leases and Easements and the Permits that are required to be obtained under this Agreement, even though failure to obtain certain of the consents is not a condition precedent to the Closing; provided, that neither Party shall be obligated to make payments or incur obligations to third parties or governmental agencies to obtain such consents except to pay such Party's reasonable expenses or to pay normal fees to governmental agencies.

         10.04  Taxes.
                -----

         Seller will file all Tax returns and reports relating to its Operations and Assets which are required to be filed with respect to all periods ending on or prior to the Effective Time. Subject to the provisions of Section 3.03, Seller will pay when due all Taxes relating to its Operations and Assets, which accrue or relate to periods ending on or prior to the Effective Time.

         10.05  Objections to Title; Title Insurance.
                ------------------------------------

         (a) Buyer shall (i) no later than twenty (20) days after the date hereof, (A) order an examination of title to the Refinery Land and the real property covered by the Leases and Easements (the "Leased Property") and procure property searches with respect thereto and (ii) at Buyer's sole option, order an as-built survey (the "Survey") of the Refinery Land and the Leased Property from a reputable surveying firm, complying with current ALTA/ACSM standards, showing the Refinery Land, the Leased Property, easements, licenses, rights-of-way and any other material recorded or unrecorded interest in respect of the Refinery Land or Leased Property, reasonably acceptable to Buyer. The cost of any examination or search by Buyer hereunder shall be paid by Buyer. Seller shall cooperate with Buyer and Buyer's authorized representa-tives in respect of any examination, search or survey hereunder and, to the extent available, deliver to Buyer all existing title insurance policies, list of deeds and leaseholds, tax bills and surveys relating to the Refinery Land, the Leased Property and the appurtenances thereto.

                (b)     If  (i)   any  defect,   claim,  charge,  option,  lien,
         mortgage, security interest, encumbrance, lease, encroachment, reservation or restriction appears in such report or search which is not a Permitted Encumbrance under this Agreement, or any survey reveals
         (ii) (A) a state of facts which could reasonably be expected to have a Material Adverse Effect on Buyer's Use of the Refinery Land or Leased Property, or access to all public roads, waterways, loading facilities, utilities, pipelines and other services and Improvements necessary to Buyer's Use of the Assets or the Operations, (B) a encroachments on the Refinery Land or Leased Property, projections off of the Refinery Land or Leased Property by the Improvements, or encroachments on to the Refinery Land or Leased Property by structures not intended to be conveyed to Buyer hereby, or the violation of applicable zoning or set back requirements of the Improvements, which could reasonably be expected to have a Material Adverse Effect (C) a encroachment onto any easements or rights-of-way by the Improvements, including encroachments onto otherwise acceptable Permitted Encumbrances, which could reasonably be expected to have a Material Adverse Effect, or (D) a gaps, overlaps or easements along the record lines and the lots comprising the Refinery Land or Leased Property or within the property lines, which could reasonably be expected to have a Material Adverse Effect (each matter referred to in clause (i) or (ii), a "Reported Encumbrance"), Buyer shall give written notice of such Reported Encumbrance to Seller or Seller's counsel within 10 business days after receiving the title report, survey or other rewritten notice thereof (or any update or revision thereto), but no later than 30 days prior to Closing. Seller shall take all reasonable steps during the 30 days following such notice to cure such Reported Encumbrance to Buyer's reasonable satisfaction. If after the expiration of such 30 day period, the uncured Reported Encumbrances could, in the aggregate, reasonably be expected to have an adverse effect on Buyer of less than $5 million, Seller shall have no further obligation with respect to such Reported Encumbrances and Seller and Buyer shall proceed with the Closing without Buyer having been deemed to waive any right or remedy it might have with respect to such Reported Encumbrance. If after the expiration of such 30 day period, the uncured Reported Encumbrancs could, in the aggregate, be reasonably be expected to have an adverse effect on Buyer of greater than $5 million, then Buyer may at its option (1) give Seller additional time to cure (and, if necessary, the Closing shall be delayed by not more than 30 days), (2) continue with the Closing having negotiated in good faith (as shall Seller) as to arrangements reasonably necessary to make Buyer whole in respect of such Reported Encumbrance, including, without limitation, special indemnification arrangements with respect thereto, or (3) continue with the Closing without having been deemed to waive any right or remedy it might have with respect to such Reported Encumbrance hereunder.

                (c)     If  Seller  or  Buyer  cures  any  Reported  Encumbrance
         pursuant hereto, or if Buyer fails to notify Seller thereof in accordance with Section 10.05(b), or if the Closing occurs as contemplated by Section 10.05(b)(3), then such Reported Encumbrance shall be deemed a Permitted Encumbrance for all purposes hereof.

                                   ARTICLE 11
                        COVENANTS AND AGREEMENTS OF BUYER
                        ---------------------------------

Buyer covenants and agrees as follows:

         11.01  Access; Records.
                ---------------

         From and after the Effective Time, Buyer will afford to Seller and its authorized representatives reasonable access during normal business hours to personnel and to such properties and records which were transferred to Buyer and, if requested, will furnish to Seller such additional information and cooperate with Seller in such other respects, including the making of employees available to Seller at Seller's expense as witnesses or deponents as Seller may request for (a) financial reporting, (b) tax or similar purposes or (c) purposes of investigating claims, or conducting litigation or administrative proceedings with third parties or government agencies. Buyer will keep and maintain the records to which Seller or its representatives may request access pursuant to this Section 11.01, such records to be maintained for a period of ten (10) years from the Closing Date in the case of environmental records and five (5) years for all other records or such longer period as may be required by law or reasonably requested by Seller.

         11.02  Performance of Assumed Obligations.
                ----------------------------------

         Buyer will cause all of the liabilities and obligations assumed by Buyer in writing to be paid or performed or otherwise fully satisfied in a timely manner.

         11.03  Qualifications, Approvals, Licenses and Permits.
                -----------------------------------------------

         Buyer shall proceed diligently and in good faith and shall use best efforts at Buyer's expense to obtain all necessary United States and State of California Permits.

         11.04  No Trademarks.
                -------------

         No license to any Trademarks is granted by this Agreement or by the transfer of the Assets to Buyer, and Buyer is precluded from any use and agrees not to make any use of Trademarks on or in connection with the sale of any of its products or services as a means of identity or in any of its communications or in connection with Buyer's operation of the Assets. Buyer acknowledges and agrees with Seller that Seller and its Affiliates have the absolute and exclusive right to the Trademarks, and all rights to which, and the goodwill represented thereby and pertaining thereto, are being retained by Seller and its Affiliates. Within thirty (30) days after the Effective Time, Buyer shall cease using any Trademark and shall remove all Trademarks and refrain from further use of all Trademarks. In the event that Buyer breaches this Section 11.04, Seller shall be entitled to specific performance of this Section 11.04 and to injunctive relief against further violations, as well as any other remedies at law or in equity available to Seller.

         11.05  Third Party Property.
                --------------------

         Buyer shall grant or continue to grant such rights-of-way, easements or other rights of ingress or egress necessary to allow (a) any third party which holds any Third Party Property on the Refinery Land to have access to such Third Party Property for the purposes of repairing, maintaining or otherwise utilizing such property, for so long as the Third Party Property remains on the Refinery Land; and (b) Seller or its Affiliates which hold any assets described on
Schedule 1.01B to have access to such assets for the purposes of operating, repairing, maintaining or otherwise utilizing such assets.

                                   ARTICLE 12
                          COVENANTS OF BUYER AND SELLER
                          -----------------------------

Buyer and Seller each covenant as follows:

         12.01  Antitrust Compliance.
                --------------------

         Notwithstanding any other provision of this Agreement, either Party at any time may terminate this Agreement upon notice to the other, without liability to the other Party, if the Federal Trade Commission advises either Party of its final disapproval (by the vote of the Commissioners) or the Attorney General of the State of California advises either Party of its disapproval of the transactions contemplated by this Agreement and has filed for injunctive relief. Buyer and Seller shall cooperate and shall promptly take all such reasonable action as may be required to complete and submit any filing or supplemental information required by the Hart-Scott-Rodino Antitrust Improvements Act.

         12.02  Tax Election.
                ------------

         Either Party may elect to structure the conveyance, transfer and/or assignment of all or an applicable portion of the Assets as a tax-free exchange pursuant to Section 1031 of the Code (a "1031 Exchange"), provided that such Party gives notice of such election to the other Party at least fifteen (15) days prior to the Effective Time, and provided that Buyer shall not be required to take title to any other property. If such an exchange is elected by such Party (the "Electing Party"), the Parties will execute all necessary 1031 Exchange documents, including Form 8824 (provided, that any costs and expenses incurred shall be borne by the Electing Party), which shall be in a form mutually acceptable to the Parties. The Electing Party will indemnify the other Party and its Affiliates, employees and agents against any and all Damages which may be sustained by them on account of or in connection with such election to structure the transaction as a 1031 Exchange.

         12.03  Collection of Amounts Owed to a Party.
                -------------------------------------

         It is the intention of the Parties that, as between the Parties, Seller shall be entitled to all income attributable to the operations conducted prior to the Effective Time and Buyer shall be entitled to all income attributable to the operations conducted on and after the Effective Time. Each Party shall pay to the other Party, promptly after receipt thereof, any amount received by said Party from any third party with respect to (i) rentals, fees or other revenues relating to the Operations and attributable to the ownership period of the other Party; and (ii) products delivered, services performed or other obligations performed by the other Party and attributable to the ownership period of such other Party.

         12.04  Payment of Transfer Taxes; Recording Fees.
                -----------------------------------------

         Buyer shall pay (or if paid or required to be paid by Seller, reimburse Seller for) all Taxes which are assessed or imposed on the transfer of the Assets from Seller to Buyer. By way of example, but not exclusion, Buyer shall pay real estate transfer taxes, or other excise taxes on real estate sales, all sales taxes, business occupation taxes, applicable motor fuel taxes and applicable environmental taxes and fees on all petroleum products transferred, as well as any other Taxes assessed or imposed on the transfer or sale of the assets, personal property or inventory included herein, and all costs to record any deeds. Each Party shall cooperate with the other to take advantage of all applicable tax exemptions and provide applicable tax exemption certificates. Buyer shall pay any title insurance premium due for any title insurance policies obtained by Buyer and Buyer shall pay the costs of any required surveys.

         12.05 Payment of Certain Expenses Due and Payable After the Effective Time; Cooperation.
                -----------------------------------------------------

                (a) Buyer shall pay, as and when due, all emissions fees, permit fees and utility bills due and payable on and after the Effective Time, and Seller shall reimburse Buyer within thirty (30) days after invoice for any amounts under such bills attributable to any period prior to the Effective Time. Buyer shall pay, and be entitled to collect, any rents due on or subsequent to the Effective Time under leases which are assumed Leases, and Seller shall either pay, or be entitled to receive from Buyer, as the case may be, within thirty (30) days after invoice or notice, any amounts attributable to any period prior to the Effective Time.

                (b) Buyer shall file, or cause to be filed, all required reports and returns incident to all ad valorem taxes, real property taxes, personal property taxes and similar obligations, which reports and returns are due after the Effective Time and shall pay or cause to be paid to the taxing authorities all such taxes reflected on such reports or returns even if same are for periods prior to the Effective Time and Seller shall reimburse Buyer within thirty (30) days after invoice for any such taxes and similar obligations which are attributable to any period prior to the Effective Time; however, under no circumstances shall such reimbursement be greater than the result of (i) the amount Seller would have paid if Seller had remained the owner of the Assets, less (ii) any liabilities attributable to the Assets which are paid by Seller directly to any unit of local government or school district.

                (c) Seller and Buyer agree to cooperate with the other in the event one of them is involved in a tax controversy concerning the Assets and the other has either records or personnel which may be of assistance to the Party engaged in the controversy. Seller and Buyer further agree that if, in such Party's view, such cooperation becomes an unreasonable financial burden, they will agree upon a reasonable method of reimbursement to the burdened Party.

                (d) Buyer shall pay the transfer tax or registration fee for all vehicles transferred to Buyer as part of the Assets.

                (e) Except to the extent included in the determination of the Net Working Capital Adjustment and to the extent not resulting from a breach by a Party of any covenant or agreement in this Agreement, and subject to Section 2.04, if a Party hereto makes or has made any payment to a third party pursuant to any assigned contract, lease, agreement or commitment; and (i) such payment is made in respect of work performed, services provided or goods delivered during a period of time which includes the Effective Time; or (ii) the Effective Time intervenes between the making of such payment and the performance of the work or services or delivery of goods, the Parties will allocate the burden of such payment in a manner which reflects the relative benefit of such work performed, services provided or goods delivered to each Party; provided, however, it shall be presumed that any work performed, services provided or goods delivered prior to and including the Effective Time are for the benefit of Seller and any work performed, services provided or goods delivered after the Effective Time are for the benefit of Buyer.

         12.06  Contracts, Leases and Easements or Permits Not Assigned
                at Closing.
                -------------------------------------------------------

         Except as set forth on Schedule 5.05, to the extent that any Contracts, Leases and Easements or Permits that would otherwise be assigned under this Agreement, as contemplated by Section 3.02(a)(ii), are not capable of being assigned, transferred, subleased or sublicensed without the consent of, or waiver by, any other Party thereto or any other Person, or if such assignment, transfer, sublease or sublicense or attempted assignment, transfer, sublease or sublicense would constitute a breach thereof or a violation of any Legal Requirement, this Agreement shall not constitute an assignment, transfer, sublease or sublicense, or an attempted assignment, transfer, sublease or sublicense of any such Contract, Lease or Easement or Permit. For a period of sixty (60) days after Closing, Seller shall continue to use its reasonable efforts to obtain a consent to an assignment from Seller to Buyer of each Contract, each of the Leases and Easements and Permits that, but for the first sentence of this Section 12.06, would be assigned; provided, however, that Seller shall not be required to pay any consideration or suffer any financial disadvantages to obtain such assignment. During such period in which the applicable Contract, Lease or Permit is not capable of being assigned to Buyer due to the failure to obtain any required consent, Seller will make such arrangements as may be necessary to enable Buyer to receive all the economic benefits under such Contract, Lease or Permit accruing on and after the Closing Date (including through a sub-contracting, sub-licensing, sub-participation or sub-leasing arrangement, or an arrangement under which Seller would enforce such Contract, Lease or Permit for the benefit of Buyer, with Buyer, to the extent permissible, assuming Seller's executory obligations and any and all rights of Seller against the other party thereto). If the approval of the other party to such Contract, Lease or Permit is obtained, such approval will, as between Seller and Buyer, constitute a confirmation (automatically and without further action of the parties) that such Contract, Lease or Permit is assigned to Buyer as of the Closing Date, and (automatically and without further action of the parties) that the liabilities with respect to such Contract, Lease or Permit are assumed as of the Closing Date.

         12.07  Relationship of the Parties.
                ---------------------------

         Nothing in this Agreement or the Related Agreements shall be construed to create any joint venture, partnership, agency or other similar fiduciary relationship between the parties hereto or thereto. The Parties and their Affiliates under this Agreement and the Related Agreements are nothing other than independent contractors for the sale or purchase of specific property, goods or services. The Parties hereto acknowledge that, for purposes of this Agreement and the Related Agreements, (i) none of the Parties or their Affiliates shall be considered to be the agent, representative, employee, master, or servant of the others for any purpose, (ii) none of the Parties or their Affiliates shall have any obligation to manage or operate any of their respective businesses with any duty or standard of care to the other Party or their Affiliates, and (iii) none of the Parties or their Affiliates have any authority, right or power to enter into a contract or commitment, assume any obligation or make any representation or warranty on behalf of the others (except as expressly specified in this Agreement or the Related Agreements). The Parties agree and acknowledge that except as expressly provided herein or in the Related Agreements, none of the Parties or their Affiliates shall owe duties, fiduciary or otherwise to the other. The Parties and their Affiliates are, and will be after Closing, competitors with the right to pursue any business opportunity for their respective individual benefit and make no representation or warranty regarding the manner in which they will conduct their respective businesses and operations. None of the Parties or their Affiliates shall have any obligation to refrain from (i) engaging in the same or similar activities or lines of business as the Parties or their Affiliates, (ii) developing or marketing any products or services that compete, directly or indirectly with those Parties or their Affiliates, (iii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in direct or indirect competition with, the Parties or their Affiliates, or (iv) doing business with any client or customer of the Parties or their Affiliates. None of the Parties or their Affiliates shall have any obligation to offer any business opportunity (except as expressly specified in this Agreement or the Related Agreements) and may modify or otherwise change any of their respective businesses or operations at any time.

         12.08 Bulk Sales. Seller and Buyer agree to waive notice requirement under any applicable bulk sales laws. Seller agrees to indemnify and hold Buyer harmless from and against, and pay any and all claims arising out of or resulting from any failure to comply with or perform any action in connection with such bulk sales provisions.

         12.09 Notice of Breaches; Opportunity to Cure. Each of the Parties will promptly provide notice to the other Party orally and in writing if it has actual Knowledge of any failure of or breach by either
         Party of any representation, warranty, condition or covenant made by a Party in this Agreement, describing in reasonable detail the nature of such failure or breach and the amount of Damages, if known, and the method of computation thereof. If a Party has such Knowledge and fails to provide such notice to the other Party, then the failure of or breach of the representation, warranty, condition or covenant shall be deemed to be waived by the Party that failed to provide notice. If such notice is provided and the amount of such estimated Damages, (a) is less than $5 million, both Parties shall proceed with the Closing and no Party shall have waived any right to indemnification under Article 14, subject to the terms, conditions and limitations in
         Article 14 or (b) is greater than $5 million and less than $100 million, no Party shall have the right to terminate this Agreement or refuse to consummate the transactions contemplated by this Agreement as a result of any such failure or breach, subject to the breaching Party's compliance with its obligations under this Section 12.09; provided however, if the non-breaching Party does not waive the breach, the Parties shall, (i) at the option of either Party extend the Closing Date by up to 120 days (provided that the breaching Party is at all times during such period taking reasonable steps to cure such breach), or (ii) by mutual agreement proceed to Closing and agree on an assignment of the proceeds from insurance for property damage and business interruption coverage and an adjustment in the Purchase Price in an amount equal to the deductible for the property insurance, or
         (iii) by mutual agreement proceed to Closing and agree on an adjustment in the Purchase Price in an amount equal to the aggregate amount of such estimated Damages. If the breach or failure has not been cured within any extension period and the Parties have not reached agreement pursuant to subsections (b)(i) or (ii) above, the Parties shall proceed with the Closing and no Party shall have waived any right to indemnification under Article 14, subject to the terms, conditions and limitations in Article 14.

         Notwithstanding anything in this Agreement to the contrary, if the Closing occurs, no Party shall be entitled to indemnification pursuant to
Article 14 for any breach for which notice has been given pursuant to Section 12.09, if such breach has either been cured to the reasonable satisfaction of the non-breaching Party or for which there has been an adjustment to the Purchase Price pursuant to this Section 12.09.

         12.10  Public Announcements.  The  Parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the Parties. Seller and Buyer will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any subsequent press release or other public statements with respect to the transactions contemplated by this Agreement. Neither Party will issue any subsequent press release or make any public statement that is inconsistent with the initial press release, except as either Party may determine, upon the advice of counsel, is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

         12.11 Schedules. Buyer and Seller acknowledge that additions or changes to the Schedules to this Agreement may be required to reflect events since the date of this Agreement so as to cause the Representations and Warranties contained herein to be true and correct in all material respects as of the Closing. Each Party may amend the Schedules referred to in its Repre-sentations and Warranties as set forth herein to reflect events since the date of this Agreement at any time up to five (5) days prior to the Closing.

         12.12 Diesel Patent. Buyer and Seller agree that, at Buyer's option, the parties will negotiate in good faith for a license for Buyer to use at the Refinery the U.S.patent for diesel fuel under patent Application No. 08/722,309 at a fair market value for such license to be agreed by the parties.

                                   ARTICLE 13
                            ENVIRONMENTAL LIABILITIES
                            -------------------------

         13.01 Refinery Baseline. The Refinery Baseline shall be determined by reference to existing information contained in reviews and environmental site assessments performed by or on behalf of Seller prior to the Closing Date with respect to any SH&E Condition at the Refinery (the "Refinery Baseline"). Within ninety (90) days after the Closing, Buyer may supplement the Refinery Baseline with further investigation or site assessment that Buyer and Seller mutually agree is reasonably necessary to establish the existence of any SH&E Condition arising from or relating to the Operations or any activities involving the Assets prior to the Effective Time. Such further investigation shall be performed at Buyer's sole expense, based on information that existed prior to the execution of this Agreement, not involve drilling or penetration of the surface of the ground and be performed in compliance with Buyer's obligations under Section 13.03. If the Parties can not agree on the inclusion of such information in the Refinery Baseline, the dispute shall be resolved in accordance with Section 13.10. Buyer will promptly provide Seller copies of all such information that constitute supplements to the Refinery Baseline.

         13.02  Environmental Liabilities.
                -------------------------

         (a) Seller shall be liable for those Damages for Environmental Liability that are incurred on account of, or that are attributable to, any SH&E Condition (i) that is disclosed in the Refinery Baseline ("Disclosed Seller Environmental Liabilities") or (ii) (A) that is not disclosed in the Refinery Baseline, (B) that is discovered after the Closing Date other than in breach of
Section 13.03, and (C) that is demonstrated by Buyer by a preponderance of the evidence to have arisen out of the Operations or any activities involving the Assets prior to the Effective Time ("New Seller Environmental Liabilities", together with Disclosed Seller Environmental Liabilities, "Seller Environmental Liabilities").

         (b) Buyer shall be liable for those Damages for Environmental Liabilities that are incurred on account of, or that are attributable to, any SH&E Condition arising from or relating to the Operations or any activities involving the Assets (i) after the Effective Time or (ii) prior to the Effective Time, but only in the case of this clause (ii) to the extent Seller has not assumed liability under Sections 13.02(a) or 13.04, or Seller's liability is extinguished pursuant to the limitations set forth in this Section 13 ("Buyer Environmental Liabilities").

         (c) If the origin (i.e., pre- or post- Closing) is indeterminate, liability shall be determined in accordance with the arbitration procedures set forth in Section 13.10.

         (d) If the remediation of any SH&E Condition involves both Buyer Environmental Liabilities and Seller Environmental Liabilities, the parties shall apportion the cost of such remediation in proportion to each Parties share of the total Environmental Liability for such location. If the Parties can not agree on the allocation of such Environmental Liability, the dispute shall be resolved in accordance with Section 13.10

         Notwithstanding Section 13.08, if Buyer's fractional cost as so calculated exceeds eleven-twentieths (11/20ths), Buyer shall, at Buyer's option by notice to Seller, be entitled to take over the remediation efforts at the site of such contamination with the costs of such remediation shared between Buyer and Seller as set forth in this Section.

         (e)    Any Seller  liability   and   responsibility   for  Damages  for
Environmental Liability incurred pursuant to this Section 13.02 shall be subject to the following limitations and conditions:

                (i) Seller's obligation to remediate any SH&E Condition shall be determined by reference to SH&E Laws or related Legal Requirements in existence and as enforced at the date of Closing, except to the extent such SH&E Laws or related Legal Requirements are modified to establish a remediation standard which is in effect at the time the Seller is engaged in active remediation of a SH&E Condition which is Seller's Environmental Liability;

                (ii) Seller's obligation to remediate any SH&E Condition shall cease when Closure is obtained;

                (iii) Buyer shall have given Seller written notice identifying the SH&E Condition, or of any major site assessment or major investigation that could lead to the discovery of an SH&E Condition, so that Seller may participate, at its own expense, in any discussions or negotiations with any applicable governmental authority concerning the design and implementation of any remediation plan or project where Seller has, or is reasonably likely to have, any liability or responsibility, and Buyer has not proposed, discussed or agreed to any such plan or project without Seller's prior written consent, which shall not be unreasonably withheld;

                (iv) For purposes of Sections 13.02(a), Seller's obligations under Section 13.02 for any Seller Environmental Liabilities will be limited to Environmental Liabilities identified and for which Buyer is under an order or requirement of an applicable governmental agency to engage in active remediation (e.g. not monitoring, testing or reporting) of a SH&E Condition or claims from third parties that require Buyer to engage in active remediation (e.g. not monitoring, testing or reporting) of a SH&E Condition and written notice of such order or requirement and Seller's liability under Section 13.02(a) is given by Buyer to Seller within ten (10) years after the Closing Date, regardless of when such amounts must be paid;

                (v) Seller's total aggregate liability for Seller Environmental Liabilities, including its indemnity obligation under
         Section 14.01(a), incurred after the Effective Time on account of, or that are attributable to, any SH&E Condition arising from or relating to the Operations or any activities involving the Assets shall not exceed $50 million in the aggregate. For purposes of example but not in limitations (i) amounts paid by Seller that are reimbursed or paid by any insurance (but excluding self-insurance arrangements), (ii) amounts received by Seller in respect of claims of indemnity from third parties (other than amounts from the prior owners of the Refinery as set forth below), (iii) Damages in respect of third-party claims (including, without limitation, tort claims, claims for personal injury, claims for property damage, natural resource damage claims and punitive damages), and (iv) Damages in respect of the Release by Seller of dioxins into San Francisco Bay shall be included for purposes of determining Seller's total aggregate liability of $50 million under this Section 13.02(e)(v). Amounts paid by Seller in respect of fines, penalties and assessments assessed by any governmental authority (other than to the extent used for "supplemental environmental projects" or other projects that benefit the Refinery) and amounts that the prior owners of the Refinery have currently agreed to assume and actually in the future pay for Environmental Liabilities shall not be included for purposes of determining Seller's total aggregate liability of $50 million under this Section 13.02(e)(v); and (vi) At the election of Seller, Buyer and Seller will negotiate in good faith from time to time to attempt to agree upon the cost of Seller's obligations under
         Section 13.02 and the transfer of the responsibility for such Seller Environmental Liabilities. If the Parties agree upon the cost of the transfer of such Liabilities, Seller may pay to Buyer a lump sum payment representing the present value (calculated using a discount rate of Y percent (Y%) real) as of such date for some or all identified, reasonably estimated and unpaid projected Damages for Seller Environmental Liabilities, where Y shall equal the Base Rate plus 100 basis points. Upon such lump sum payment pursuant to this
         Section 13.02(e)(vii), Seller shall have no further obligations to Buyer for Damages for the Seller Environmental Liabilities addressed by such payment.

         13.03  Environmental Investigations.
                ----------------------------

                For a period of ten (10) years after the Closing Date, except to make reports that are required by SH&E Law, Buyer shall not take any action to request, initiate, encourage,or induce an applicable governmental agency to require any site assessment or investigation that could lead to the discovery of an SH&E Condition and Buyer shall not conduct any site assessment or investigation that could lead to the discovery of an SH&E Condition and which would involve drilling or penetration of the surface of the ground, unless (i) such site assessment or investigation is performed in the ordinary course of business such as for geophysical studies for equipment foundations or in connection with construction, remodeling or demolish and rebuild work at the Refinery, or (ii) ordered to conduct such an assessment or investigation by any federal, state, or local governmental authority having jurisdiction thereof.

         13.04  Waste Sites.
                -----------

                Buyer and Seller hereby agree to each bear Environmental Liabilities for all open and closed off-site waste sites operated by third parties on the following basis: if both Parties have liability or potential liability at the site, and if liability at the site is apportioned by (i) an administrative settlement or administrative order with a governmental agency, or
(ii) a Judgment, and both Buyer and Seller are formal parties to the actions specified in clause (i) or (ii) of this sentence, then the liability between them shall be allocated as provided for in such action. If both Parties have liability or potential liability at the site and either Party is not a formal party to an action specified in clauses (i) or (ii) of the preceding sentence, and the Party named in such action is being held responsible or potentially responsible for the other Party's liability, then the Parties will divide the liability on a proportionate basis according to the respective volume of Hazardous Substances deposited in such waste sites by or on behalf of Buyer, which shall be Buyer's liability, or by or on behalf of Seller, which shall be Seller's liability. The limitations set forth in Section 13.02(e) shall not apply to liabilities covered by this Section 13.04.

         13.05  Environmental Coordination Committee.
                ------------------------------------

                Within thirty (30) days of the Closing Date, each Party will designate two representatives, one legal and one technical, to consult on coordination of their respective obligations under Article 13 of this Agreement. (The Parties may change the identity of these representatives as necessary or desirable.) The four representatives will collectively be referred to as the Tosco/UDS Corporation Environmental Coordination Committee (the "Committee"). The sole purpose of the Committee will be to facilitate communication and coordination on environmental matters between the Parties, and it will have no formal schedule, duties, or powers other than as the duly authorized representatives of the Parties may from time to time agree. If the Parties agree in writing, the Committee may, among other things, discuss project management, cost reimbursement, and liability allocation issues. Neither the establishment of the Committee, nor any of its activities, shall be construed to make either Party responsible in any way for the acts or omissions of the other Party.

         13.06  Environmental Cooperation.
                -------------------------

                Buyer and Seller covenant with each other that they shall cooperate fully with each other and act in good faith in implementing this
Article 13. Buyer and Seller agree that the performance required by the covenant set forth in the preceding sentence shall include, but not be limited to: (a) providing to the other timely notice of all potential Environmental Liabilities that they believe are covered under this Article 13 about which they become aware; (b) sharing with the other in a timely manner all material non-privileged correspondence received from any third party that is relevant to such potential Environmental Liabilities; (c) affording the other timely access to and an opportunity to comment on (both draft and final versions) any material non-privileged correspondence to third parties, non-privileged study protocols and results, drawings, charts, data, field notes and remediation workplans or reports, or other non-privileged documentation relating to such Environmental Liabilities; (d) providing the other with timely notice of and an opportunity to attend and participate in any meetings or hearings with governmental bodies or courts relating to any Environmental Liabilities that they believe are covered under this Article 13, subject to the permission or consent of such governmental bodies or courts, if required; (e) preparing all material strategies and plans in consultation with each other; (f) consulting with each other to ensure that any work under this Article 13 is performed in a workmanlike and cost-effective manner; (g) negotiating access agreements and scheduling all work to be performed so as to minimize any unreasonable cost and inconvenience to each other; and (h) performing all work under this Article 13 in accordance with all applicable SH&E Laws or related Legal Requirements.

         13.07  Remediation by Buyer.
                --------------------

                Buyer shall supervise and perform any remediation on any property of Buyer or on any property contiguous to a property of Buyer, except that Seller may elect to perform remediation in accordance with Section 13.08.

         13.08  Remediation by Seller.
                ---------------------

                (a) Seller's Election. Seller, at Seller's sole choice, may, by timely notice to Buyer, supervise and perform any remediation on any property of Buyer or any property contiguous to a property of Buyer with respect to any Seller Environmental Liabilities for which Seller is responsible for at least 50% of the estimated Environmental Liabilities of such remediation, subject to Buyer's oversight and approval and mutually acceptable access agreements.

                (b) Performance of Remediation. Seller, with the approval of Buyer (which shall not be unreasonably withheld), may have access to and use of the storage facilities, loading facilities, docks, rail sidings, and other plant equipment or facilities, and waste water treatment plants and similar waste treatment and disposal systems on the Asset in conjunction with any work performed pursuant to Schedule 13.08(b) for purposes such as the disposal of well development water and treated ground water, provided that (i) Seller's use of such facilities and systems shall not interfere with or disrupt Buyer's operations or Buyer's use of such facilities and systems (including by reducing the capacity needed for Buyer's use), (ii) Seller's use of such facilities and systems shall not violate any SH&E Laws or related Legal Requirements, (iii) Seller shall be responsible for, and Buyer shall fully cooperate in, obtaining all approvals required by any governmental bodies for such use and (iv) Seller shall promptly perform any remediation or repair any malfunction or impairment of performance of such facilities and systems to the extent resulting from Seller's use of such facilities and systems.

         13.09  Payments and Reimbursements.
                ---------------------------

                Seller shall make payment to Buyer for work or other matters for which Seller is liable under Section 13.02 according to one or more of the following methods, at Seller's election: (i) direct payment to third parties;
(ii) reimbursement of Buyer; or (iii) a combination of (i) and (ii). Such payments shall be made within thirty (30) days after invoice by Buyer. Any payments not paid when due shall bear interest at the Late Payment Rate.

         13.10  Dispute Resolution.
                ------------------

                If the Parties are unable to agree upon the allocation of liability pursuant to this Article 13, including, without limitation, the existence of any New Seller Environmental Liabilities or the achievement of Closure, the Parties shall select an independent environmental consultant satisfactory to both Parties to issue a determination with respect to the matter in dispute. Within 30 days after the appointment of the consultant, each Party will prepare and deliver to the consultant a written report setting forth such Party's final and best offer regarding the allocation of such liabilities. The consultant shall, within 30 days of the delivery of the last Party's report, make his determination regarding the allocation of liability, which determination shall be limited to selection of one of the Party's offer. Nothing herein will be construed to authorize or permit the consultant to determine any question or matter whatsoever in connection with this Agreement, other than the selection of one of the Party's offer, which determination shall be final and binding on the Parties and not subject to appeal. The consultant's fees and expenses will be paid by the Party whose offer was not accepted. Any amounts required to be paid in settlement of such dispute shall be paid within ten (10) days of the consultant's determination. Any amount not paid when due will bear interest at the Late Payment Rate.

                                   ARTICLE 14
                            INDEMNIFICATION; SURVIVAL
                            -------------------------

         14.01  Indemnification.
                ---------------

                (a)     INDEMNIFICATION BY SELLER.
                        --------------------------

                        SELLER AGREES TO PAY AND TO INDEMNIFY FULLY, HOLD HARMLESS AND DEFEND BUYER AND ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, PARTNERS, SUCCESSORS AND ASSIGNS (COLLECTIVELY CALLED "BUYER INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL CLAIMS BASED UPON ALLEGATIONS OF AND/OR DAMAGES (WHETHER BASED ON NEGLIGENT ACTS OR OMISSIONS, STATUTORY LIABILITY, STRICT LIABILITY OR OTHERWISE) ARISING OUT OF THE FOLLOWING:

                        (i) ANY INACCURACY OR BREACH OF ANY REPRESENTATION OR WARRANTY OF SELLER CONTAINED IN THIS AGREEMENT OR ANY CERTIFICATE DELIVERED PURSUANT HERETO AND MADE ON OR AS OF THE EFFECTIVE TIME.

                        (ii)    ANY  BREACH  BY   SELLER  OF   ANY  COVENANT  OR
                AGREEMENT OF SELLER CONTAINED IN THIS AGREEMENT.

                        (iii)   ENVIRONMENTAL  LIABILITY  RETAINED  BY   SELLER,
                PURSUANT TO THE TERMS OF ARTICLE 13.

                        (iv)    LIABILITIES  RETAINED  BY  SELLER   IN   SECTION
                2.04(b) AND SECTION 4.09(c) AND (d).

                (b)     INDEMNIFICATION BY BUYER.
                        -------------------------

                        BUYER AGREES TO PAY AND TO INDEMNIFY FULLY, HOLD HARMLESS AND DEFEND SELLER AND ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, PARTNERS, SUCCESSORS AND ASSIGNS (COLLECTIVELY CALLED "SELLER INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL CLAIMS BASED UPON ALLEGATIONS OF AND/OR DAMAGES (WHETHER BASED ON NEGLIGENT ACTS OR OMISSIONS, STATUTORY LIABILITY, STRICT LIABILITY OR OTHERWISE) ARISING OUT OF THE FOLLOWING:

                        (i) ANY INACCURACY OR BREACH OF ANY REPRESENTATION OR WARRANTY OF BUYER CONTAINED IN THIS AGREEMENT OR ANY CERTIFICATE DELIVERED PURSUANT HERETO AND MADE ON OR AS OF THE
                  EFFECTIVE TIME.

                        (ii) ANY BREACH BY BUYER OF ANY COVENANT OR AGREEMENT OF BUYER CONTAINED IN THIS AGREEMENT.

                        (iii) ENVIRONMENTAL LIABILITY ASSUMED BY BUYER PUR-SUANT TO THE TERMS OF ARTICLE 13.

                        (iv) LIABILITIES ASSUMED BY BUYER IN SECTION 2.04 (a) AND ARTICLE 4.

                (c) No Party to this Agreement shall bring any action, suit or proceeding (whether under any federal, state or local statute or law) against any other Party, or seek to join any other Party to any pending action, suit or proceeding which arises out of, relates to or is connected with any matter indemnified under this Section 14.01, except to enforce the provisions of this Section 14.01.

         14.02  Notification and Third Party Claims.
                -----------------------------------

         Within thirty (30) days following the determination thereof, an Indemnified Party shall give the Indemnifying Party written notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Damage, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises ("Claim Notice"), provided that the failure of the Indemnified Party to provide such 30-day notice shall only relieve the Indemnifying Party of its obligation to indemnify the Indemnified Party to the extent that the Indemnifying Party is actually prejudiced by such failure. The obligations and liabilities of an Indemnifying Party under this Article 14 with respect to Damages arising from claims of any third party that are subject to the indemnification provisions of this Article 14 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions:

                (a)     Within  fifteen  (15)  days  of  the  receipt of a Claim
         Notice of a Third Party Claim, the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party elects to defend such Third Party Claim. If the Indemnifying Party so elects, it shall undertake the defense thereof by counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party; provided that if, in the Indemnified Party's and the Indemnifying Party's reasonable judgment, a conflict of interest exists between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, or if the Indemnifying Party elects not to defend such Third Party Claim, or if the Indemnifying Party fails to notify the Indemnified Party within the fifteen (15) day notice period that it elects to defend such Claim, such Indemnified Party shall be entitled to select counsel of its own choosing, in which event the Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such counsel to the extent that the Indemnifying
         Party is finally determined to be obligated to indemnify the Indemnified Party under this Agreement. The Claim Notice of the Third Party Claim by the Indemnified Party shall contain all material information known to the Indemnified Party with respect to the Third Party Claim and shall include copies of materials submitted to the Indemnified Party by the relevant third party with respect to the Third Party Claim.

                (b) If the Indemnifying Party refuses or fails at any time to defend the Indemnified Party against any Third Party Claim, the Indemnified Party shall have the right to undertake the defense, and to compromise or settle such Third Party Claim on behalf of and for the account and at the risk of the Indemnifying Party to the extent that the Indemnifying Party is finally determined to be obligated to indemnify the Indemnified Party under this Agreement with respect to such Third Party Claim.

                (c) If the Indemnifying Party elects to undertake and diligently pursues the defense of a Third Party Claim hereunder, the Indemnifying Party shall control all aspects of the defense and if the Indemnifying Party acknowledges in writing its duty to provide full indemnification to the Indemnified Party regarding such Third Party Claim, the Indemnifying Party may enter into a settlement of such Third Party Claim and may settle, compromise or enter into a judgment with respect to such Third Party Claim; provided that the Indemnifying Party shall not enter into any such settlement, compromise or judgment without the prior written consent of the Indemnified Party if it would result in the imposition of any non-monetary liability or obligation on the Indemnified Party. If the Indemnified Party undertakes the defense of a Third Party Claim hereunder for any reason other than that provided in Subsection (b) hereof, it shall not settle, compromise or enter into any judgment with respect to a Third Party Claim for which it is seeking or shall seek indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

                (d) If the Indemnifying Party elects to undertake and diligently pursues the defense of a Third Party Claim hereunder, the Indemnified Party shall provide the Indemnifying Party with access to all reasonably requested witnesses, records and documents of the Indemnified Party relating to any Third Party Claim.

                (e) The Indemnified Party may participate in the defense of any Third Party Claim at its own expense.

         14.03  LIMITATION ON INDEMNIFICATION.
                -----------------------------

                (a) WITH RESPECT TO ANY CLAIM BY A PARTY FOR INDEMNITY UNDER THIS ARTICLE 14 WHICH DOES NOT INVOLVE A THIRD PARTY CLAIM, NO PARTY TO THIS AGREEMENT SHALL SEEK, AND AN ARBITRATOR APPOINTED UNDER ARTICLE 15 MAY NOT AWARD, ANY SPECIAL, PUNITIVE, CONSEQUENTIAL OR EXEMPLARY DAMAGES OR LOST PROFITS. NOTHING IN THIS SECTION 14.03(a) SHALL LIMIT IN ANY WAY A PARTY'S INDEMNIFICATION OBLIGATIONS WITH RESPECT TO A THIRD PARTY CLAIM.

                (b) A PARTY SHALL HAVE NO CLAIM FOR INDEMNITY UNDER SECTIONS 14.01(a)(i), AND 14.01(a)(ii), OR SECTIONS 14.01(b)(i), AND
         14.01(b)(ii) FOR ANY DAMAGES ARISING OUT OF OR RELATING TO ANY LIABILITY UNDER THIS AGREEMENT UNTIL THE AGGREGATE OF ALL SUCH DAMAGES ACTUALLY INCURRED OR SUSTAINED BY THE PARTY EXCEEDS $5 MILLION (THE "THRESHOLD"), AND THEN ONLY FOR SUCH DAMAGES THAT EXCEED THE THRESHOLD AMOUNT. IN DETERMINING THE THRESHOLD AMOUNT AND ONCE THE THRESHOLD IS EXCEEDED, A PARTY SHALL HAVE NO OBLIGATION TO INDEMNIFY THE OTHER PARTY FOR DAMAGES FOR AN INDIVIDUAL CLAIM AMOUNTING TO LESS THAN $100,000.

                (c) A PARTY'S AGGREGATE LIABILITY FOR INDEMNIFICATION WITH RESPECT TO ALL CLAIMS UNDER SECTION 14.01(a) OR SECTION 14.01(b) SHALL NOT EXCEED AN AMOUNT EQUAL TO $200,000,000, PROVIDED HOWEVER, SELLER'S AGGREGATE LIABILITY FOR ENVIRONMENTAL LIABILITY UNDER SECTION 14.01(a) SHALL BE LIMITED TO $50,000,000.

         14.04  Survival.
                --------

         The indemnification  obligations set forth in Sections  14.01(a)(i) and
(ii), (except with respect to Section 10.02), 14.01(b)(i) and (ii), (except with respect to Section 11.01) shall continue and be in effect for a period of two
(2) years after the Closing Date, except (a) as to any claim of which written notice was given to the Indemnifying Party before the end of such time period;
(b) the obligations with respect to Section 5.11 shall continue and be in effect until thirty (30) days after the expiration of the applicable statute of limitations with respect to such Taxes; (c) the obligations with respect to
Section 5.13 shall continue and be in effect for a period of ten (10) years after the Effective Time; and (d) as otherwise provided in Article 13.

         14.05  Coordination of Indemnification Rights.
                --------------------------------------

                (a) Except for any action seeking specific performance and/or injunctive relief for the breach of any covenant contained in this Agreement, or for common law fraud or deceit, the indemnification provided any Person pursuant to this Article 14 shall be such Person's sole remedy for any breach by any Party hereto of any representation, warranty or covenant contained in this Agreement, or in any certificate or document (to the extent such certificates or documents relate to matters covered by the representations, warranties or covenants contained herein) required to be delivered in connection herewith, or in connection with the consummation of the transactions provided for hereby.

                (b)     A Claim  Notice in connection with any  Section  of this
         Article 14 shall be deemed to be a Claim Notice in connection with all Sections of this Article 14, pursuant to which the Person asserting such claim has any right to be indemnified, defended or held harmless.

                (c) Notwithstanding any provisions to the contrary contained in this Article 14, the right of any Person to be indemnified, defended or held harmless in connection with any claim pursuant to any Section of this Article 14 shall be reduced to the extent that such Person is or has been indemnified, defended and/or held harmless with respect to such claim, pursuant to any other provisions of this Agreement or any of the Related Agreements.

                (d) In the event that an Indemnified Party has a right of recovery against any third party with respect to any Damages in connection with which a payment is made to such Indemnified Party by an Indemnifying Party, then (i) such Indemnifying Party shall, to the extent of such payment, be subrogated to all of the rights of recovery of such Indemnified Party against such third party with respect to such Damages and (ii) such Indemnified Party shall execute all papers required and take all action reasonably necessary to secure such rights, including, but not limited to, the execution of such documents as are reasonably necessary to enable such Indemnifying Party to bring suit to enforce such rights.

                (e) In the event of any conflict between this Article 14 and any other provisions of this Agreement, this Article 14 shall prevail.

         14.06  Right to Cure
                -------------

         Any Party that is obligated to indemnify, defend and/or hold harmless any Person pursuant to any provision of this Article 14 shall have the right to cure, within a reasonable time, not to exceed thirty (30) days after receipt of written notice, and in a manner reasonably satisfactory to such Person, any matter giving rise to such obligation; provided, however, that any such cure shall not relieve or reduce any such obligation to the extent that such cure is inadequate.

         14.07  Section 1542 Waiver.
                -------------------

         Specifically, the Parties hereby expressly waive any and all rights under Section 1542 of the California Civil Code, which reads in full as follows:

         Section 1542. General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Parties acknowledges that they have separately bargained on the foregoing waiver of Section 1542.

                                   ARTICLE 15
                                   ARBITRATION
                                   -----------

         15.01  Dispute Resolution.
                ------------------

         Any controversy or claim ("Claim"), whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this section) arising out of or related to this Agreement (including any amendments or extensions), or the breach or termination thereof, shall be settled by mediation and consultations between the Parties initiated upon the Notice of any Party. In the event of failure of such mediation and consultations to settle such Claim in a manner acceptable to all Parties within thirty (30) days following the Notice, then any such Claim shall be settled by binding arbitration in accordance with this provision and the then current CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration of Business Disputes. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, to the exclusion of any provision of state law inconsistent therewith or which would produce a different result, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

         15.02  Place.
                -----

         The arbitration shall be held in New York, New York.

         15.03  Arbitrators.
                -----------

         There shall be three (3) independent and impartial arbitrators of whom Seller appoints one (1) and Buyer appoints one (1) and the third of which shall be appointed by the two (2) Party-appointed arbitrators in accordance with the arbitration rules. The arbitrators shall determine the Claims of the Parties and render a final award in accordance with the substantive law of the State of New York, excluding the conflicts provisions of such law. The arbitrators shall set forth the reasons for the award in writing.

         15.04  Statute of Limitations.
                ----------------------

         Subject to Section 14.04, any Claim by a Party shall be time-barred if the asserting Party commences arbitration with respect to such Claim later than three (3) years after the cause of action accrues. All statutes of limitations and defenses based upon passage of time applicable to any Claim of a defending Party (including any counterclaim or setoff) shall be tolled while the arbitration is pending.

         15.05  Discovery.
                ---------

         The arbitrator shall order the Parties to promptly exchange copies of all exhibits and witness lists, and, if requested by a Party, to produce other relevant documents, to answer up to ten (10) interrogatories (including subparts), to respond to up to ten (10) requests for admissions (which shall be deemed admitted if not denied) and to produce for deposition and, if requested, at the hearing all witnesses that such Party has listed and up to four (4) other persons within such Party's control. Any additional discovery shall only occur by agreement of the Parties or as ordered by the arbitrator upon a finding of good cause.

         15.06  Costs.
                -----

         Each Party shall bear its own costs, expenses and attorneys' fees; provided that if court proceedings to stay litigation or compel arbitration are necessary, the Party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses, and attorneys' fees in connection with such court proceeding.

         15.07  Breach.
                ------

         The Parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. In order to prevent such irreparable injury, the arbitrator shall have the power to grant temporary or permanent injunctive or other equitable relief. Prior to the appointment of an arbitrator a Party may, notwithstanding any other provision of this agreement, seek temporary injunctive relief from any court of competent jurisdiction; provided that the Party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration. Such court ordered relief shall not continue more than ten
(10) days after the appointment of the arbitrator (or in any event for longer than sixty (60) days).

         15.08  Consent to Jurisdiction.
                -----------------------

         The Parties hereby consent to the non-exclusive jurisdiction of the state or federal courts of New York for the enforcement of any award rendered by the arbitrators.

                                   ARTICLE 16
                               TECHNOLOGY TRANSFER
                               -------------------

         16.01  Licensed Technology Rights.
                --------------------------

                (a) Assignable Licensed Technology Rights. Seller shall transfer Licensed Technology Rights that are freely transferable and shall grant all rights and interest in the Licensed Technology Rights listed on Schedule 16.01(a), by assignment or sublicense as the case may be. Buyer is aware that these rights are Licensed Technology Rights where such rights are (i) freely transferable without the permission of the licensor or vendor, (ii) such Licensed Technology Rights are not in use by Seller or its Affiliates at the Effective Time and (iii) where such transfer would not require Seller to forego future use of the Licensed Technology Rights for its own benefit. Any fees required to be paid for such transfer shall be paid solely by Buyer.

                (b) Non-assignable or non-transferable Licensed Technology rights. Buyer recognizes that the Licensed Technology Rights listed on Schedule 16.01(b) are not freely assignable without the permission of the licensor or vendor. Seller, at the written request of Buyer, agrees to contact the licensor or vendor and seek a permitted transfer of the Licensed Technology Rights or obtaining of a new license for Buyer. In that event, all fees and costs necessary to transfer the Licensed Technology Rights or to acquire a new license commensurate therewith to Buyer, shall be paid solely by Buyer. Seller shall make a good faith attempt to maintain the status quo of such non-assignable non-transferable Licensed Technology Rights until Buyer can secure transfer or a new license to Buyer.

                (c) Licensed Technology Rights not on Schedules 16.01(a) and (b). Buyer and Seller agree to cooperate in the prompt transfer after the Closing Date of all Licensed Technology Rights for the Operations of the Refinery that are not listed on Schedule 16.01(a) or 16.01(b) at the lowest possible cost of transfer, provided that any fees necessary to implement such transfer shall be borne equally by Seller and Buyer.

                (d) It is understood that Licensed Technology Rights were acquired by Seller subject to certain third party obligations. In any assignment, or issuance of a sublicense or new license to Buyer of any such third party Licensed Technology Rights under this Section, Buyer agrees to assume all obligations related to Buyer's Use of such Licensed Technology Rights in the Operations of the Refinery. For avoidance of doubt, Seller shall not be obligated to extend to Buyer or maintain for Buyer such third party Licensed Technology Rights in the same manner and to the same extent as practiced by Seller prior to the Effective Time, where the extension or maintenance of such rights would be to the detriment of the rights of Seller or any of its Affiliates to practice under its own rights and licenses.

                (e) Seller shall have the right to terminate any extension of any assignment or sublicense to Buyer under Section 16.01, at any time, where Buyer is materially in default of any of the material obligations undertaken by Buyer in connection with the extension of such assignment or sublicense including, but not limited to, any obligation on the part of Buyer to make payments, provided that no such termination shall occur prior to thirty (30) days after notice to Buyer identifying such assignment or sublicense and the and extent of the default, further specifying the reasons for and intention to so terminate and, provided further, that termination shall not occur if Buyer cures said material default during such thirty (30) days notice period.

         16.02  Confidentiality.
                ---------------


                (a) The confidentiality obligations of the Buyer with respect to Confidential Information (which for purposes of this Article 16 shall mean any technical proprietary, secret or confidential information relating to Intellectual Property disclosed by Seller, directly or indirectly to Buyer) under this Article 16 shall be as follows:

                        (i) Nothing in this Article 16 shall restrict in any way the right of Seller or Seller Affiliates to use or disclose or permit others to use or disclose Confidential Information, which it possesses and otherwise has a free right to use and disclose.

                        (ii) With respect to Confidential Information comprising Intellectual Property, Buyer shall maintain such Confidential Information in confidence, and, shall Use it solely for the Operations of the Refinery.

                        (iii) With respect to Licensed Technology Rights, each Party may use and disclose Confidential Information comprising Licensed Technology Rights but only to the extent permitted under the terms of any agreement with the third party licensor of same as the case may be.

                (b) Except where provided otherwise with respect to Confidential Information whose disclosure and Use in Section 16.02(a) is governed by an agreement with a third party pertaining to Licensed Technology Rights, Buyer's obligation of confidentiality and restricted use in Section 16.02(a) above shall not apply to any information which Buyer can show by reasonable proof:

                        (i) was available to the public prior to or become available to the public subsequent to the receipt of such Confidential Information by Buyer pursuant to this Article 16 and through no fault of Buyer ; or

                        (ii) was in the possession of Buyer prior to the receipt of such Confidential Information by Buyer pursuant to this Article 16, and was not acquired by Buyer from a third party under an existing obligation of confidence; or

                        (iii) is subsequently received by Buyer from a third party without an obligation of confidentiality; or

                        (iv) is independently developed by an employee or employees of Buyer not having direct or indirect access to such Confidential Information of another party.

         For purposes of this Article 16, specific items of Confidential Information made available to a Buyer under this Article 16 shall not be deemed to fall within any of the exceptions as set forth above merely because such items are embraced by more general information which falls within one or more exceptions, nor shall a combination of features be deemed to fall within such exceptions merely because the individual features fall with such exceptions.

                (c) Confidential Information, which is required to be disclosed, (i) by any applicable law, stock exchange rules or by any applicable judgment, order or decree of any governmental entity having jurisdiction or (ii) in connection with the preparation of tax returns, communications with governmental authorities with respect thereto or proceedings relating to taxes, may be disclosed, provided that Buyer only discloses such Confidential Information to the least extent practicable, and Buyer shall provide Seller with prompt and reasonable notice thereof so that Seller may seek a suitable protective order or other appropriate remedy and/or waive compliance with the provisions of this Article 16. In the event that such protective order or other remedy is not obtained or Seller waives compliance with the provisions of this Article 16, and Buyer is required to disclose such Confidential Information, Buyer will furnish only that portion of the Confidential Information which Buyer is required to disclose and, to the extent practicable, Buyer will exercise its best efforts to obtain reliable assurance that confidential treatment shall be accorded to such Confidential Information so furnished.

                (d) Buyer Shall have a right to disclose and Use with service providers, consultants, independent contractors and government agencies, all Confidential Information (unless prohibited by a Licensed Technology Right obligation), received from Seller but only if such recipient agrees to be bound pursuant to a written obligation of confidentiality and nonuse comprising restrictions at least as stringent as provided herein.

         16.03  Limitation of Warranties.
                -------------------------

                ANY ORAL OR WRITTEN REPORT, DATA OR OTHER INFORMATION PROVIDED TO BUYER HEREUNDER, WHETHER PROVIDED UNDER LICENSE OR OTHERWISE, SHALL BE
PROVIDED ON AN "AS IS" BASIS WITHOUT ANY WARRANTIES, EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO THE RESULTS OR EFFECTS OBTAINED THROUGH USE OF INFORMATION, OR THAT IT IS FIT FOR ANY USE INTENDED OR CAN BE USED WITHOUT INFRINGING THE PATENT OR COPYRIGHT RIGHTS OF A PERSON (unless Seller had Knowledge of such infringement). WITHOUT ANY LIMITATION ON THE PRECEDING, ANY IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE IS EXPRESSLY EXCLUDED FROM THIS ARTICLE 16 WITH RESPECT TO ANY INFORMATION PROVIDED HEREUNDER. IN NO EVENT WILL ANY PARTY BE LIABLE FOR LOSS OF PROFITS, OR INDIRECT, CONSEQUENTIAL (EXCEPT FOR BREACH OF CONFIDENTIALITY) OR SPECIAL DAMAGES RESULTING FROM THE OTHER PARTY'S USE OR DISCLOSURE OF ANY INFORMATION. Except as set forth in the Related Agreements, the use by Buyer of Intellectual Property or Confidential Information disclosed hereunder by Seller to Buyer shall be solely at Buyer's own risk and Seller shall not be liable for any damage resulting from inaccuracy, incorrectness, unsoundness, and/or unreliability in the Use thereof, whether or not such liability is cause by the negligence of Seller.

         16.04  Default.
                --------

         In the event that any Party hereunder for a period of thirty (30) days fails materially to perform any of its material obligations or materially violates any material provisions of this Article 16, a nondefaulting party may give written notice to the other Party to this Article 16 specifying the particulars of such failure or violation (hereinafter "Default") and, in the event the defaulting party shall not remedy or begin to remedy such Default within thirty (30) days after receipt of such notice, the nondefaulting party may entirely at its option, in addition to any of the other rights and remedies permitted under this Agreement, on ten (10) days' written notice to the other party revoke the grants given. The failure of a Party to insist upon strict adherence with respect to a Default shall not be construed as a waiver or deprive the nondefaulting party of the right to insist upon strict adherence to any provision of this Article 16 or to proceed under this Section 16.04 either with respect to such alleged Default or similar subsequent Defaults.

         16.05  Export Control
                --------------

                Buyer agrees to comply with any applicable U.S. export control laws and regulations in regard to any information or data covered by this
Article 16.

                                   ARTICLE 17
                                  RISK OF LOSS
                                  ------------

         17.01 The risk of damage, destruction, or other loss to or of the Assets shall remain with Seller from and after the execution of this Agreement and until the Effective Time, at which time Seller shall place Buyer in possession of the Assets; and from and after the Effective Time, all risks of damage, destruction, or other casualty loss to or of the Assets (to the extent not attributable to any breaches of a representation, warranty, covenant or agreement of Seller hereunder) shall be borne solely by Buyer.

         17.02 In the event that prior to the Closing all or any "material" portion of the Assets are damaged or destroyed by fire, casualty or other Force Majeure Event (a "Casualty") or taken by condemnation or eminent domain or by agreement in lieu thereof with any person or entity authorized to exercise such rights (a "Taking"), Seller shall immediately notify Buyer thereof. Buyer may terminate the Agreement upon a "material" Casualty or Taking. If Buyer does not terminate the Agreement within ten days of notice of such Casualty or Taking, Seller shall have the right to terminate the Agreement or rebuild, repair or replace such lost or damaged portion of the Assets by giving Buyer written notice of such election. The Closing will be delayed until such loss or damage has been cured to the reasonable satisfaction of Buyer. If the Seller is unable to cure such loss or damage within three (3) months after the date of such loss or damage, Buyer may terminate this Agreement. If Buyer so terminates this Agreement, both Parties shall be relieved of all liabilities and obligations hereunder. For the purposes of this subsection only, a Casualty shall be deemed "material" if the estimated cost of repairing the damage caused thereby (without taking into account any insurance proceeds or third party contributions in respect of such repair) shall exceed $100 million, and a Taking shall be deemed a taking of a "material" portion of the Assets if more than 10% of the area of the Refinery Land on which the process units are located is so taken; and in any event, a Casualty or Taking shall be deemed "material" if the Operations would be significantly curtailed for a period exceeding three (3) months as a result of the rebuilding, repair or replacement thereof.

         17.03 In the event of a Casualty or Taking of less than a "material" portion of the Assets (as defined in Section 17.02), Buyer's obligation to close hereunder shall not be affected, but Buyer and Seller shall, before the Closing, negotiate in good faith a reduction of the amount of the purchase price to fairly reflect the diminution in the economic value of the Assets, caused by the non-material Casualty or Taking. In case of a non-material Casualty or Taking, Seller may, in the alternative, (i) rebuild, repair or replace the Assets damaged or destroyed by the Casualty or Taking and/or (ii) assign to Buyer all proceeds of insurance. If the insurance proceeds do not equal the replacement cost of the damaged Asset, the purchase price will be reduced by such difference. Any insurance proceeds exceeding the cost of repairs of the damaged Asset will be an Excluded Asset. Any disputes regarding the amount of any purchase price reduction pursuant to this Section 17.03 shall be resolved in the manner provided in Section 15.

         17.04 In the event of any reduction in the purchase price in connection with a Taking, Buyer shall be entitled to collect from any condemnor the entire award(s) that may be made in any such proceeding, without deduction, to be paid out as follows: subject to actual receipt of such award(s) by Buyer, Seller shall be entitled to receive from Buyer all such amounts, up to the amount of such purchase price reduction, and Buyer shall be entitled to the balance (if any) of such award(s). Seller hereby expressly assigns to Buyer all of its right, title and interest in or to every such award, and also agrees to execute any and all documents that may be required in order to facilitate collection thereof by Buyer.

                                   ARTICLE 18
                          COMMISSIONS AND FINDER'S FEES
                          -----------------------------

         Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that it has not engaged any broker, finder, or agent in connection with the transactions contemplated hereunder and has not incurred any unpaid liability to any broker, finder, or agent for any brokerage fees, finder's fees, or commissions with respect to such transactions; and each agrees to indemnify the other against any claims asserted against the other for any such fees or commissions by any Person purporting to act or to have acted for or on behalf of the Indemnifying Party.

                                   ARTICLE 19
                                  MISCELLANEOUS
                                  -------------

         19.01  Termination.
                -----------

                (a) This Agreement may be terminated at any time prior to the Closing:

                        (i) By the mutual written consent of Buyer and Seller;


                        (ii) By Buyer, if there has been a violation or breach, that has a material adverse effect to the Assets or Operation with a value in excess of $100,000,000, by Seller of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer at the Closing, and such violation or breach has not been waived by Buyer or, in the case of a covenant breach, cured by Seller prior to Closing, after written notice thereof from Buyer; provided however, the Closing Date shall be extended 120 days to allow Seller to cure;

                        (iii) By Seller, if there has been a material violation or breach that has a material adverse effect with a value in excess of $100,000,000 by Buyer of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Seller at the Closing, and such violation or breach has not been waived by Seller or, in the case of a covenant breach, cured by Buyer prior to Closing after written notice thereof from Seller provided however, the Closing Date shall be extended 120 days to allow Buyer to cure;

                        (iv) By Buyer or Seller if the transactions contem-plated hereby have not been consummated by December 31, 2000; or such later date if extended by the terms of this Agreement; provided however, that neither Buyer nor Seller will be entitled to terminate this Agreement pursuant to this Section
                19.01(a)(iv) if such Person's breach of this Agreement has prevented the consummation of the transactions contemplated hereby; or

                        (v)     By  Buyer  or Seller, in accordance with Section
         12.01 or Article 17.

                (b) In the event that this Agreement is terminated pursuant to Section 19.01(a), all further obligations of each party hereto under this Agreement (other than pursuant to Section 12.07 and Articles 15, 18 and 19, which will continue in full force and effect) will terminate without further liability or obligation of any party to the other party hereunder; provided, however, that no party will be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) the failure of such party to have performed its obligations hereunder or (ii) any misrepresentation made by such party of any matter set forth herein.

                (c) In the event that Buyer fails or refuses to Close and such failure to Close is not excused under Section 19.01(a), Seller shall be entitled to keep the Deposit as liquidated damages. The foregoing shall be to sole and exclusive remedy of Seller.

                (d) In the event that Seller fails or refuses to Close and such failure to Close is not excused under Section 19.01(a), Buyer shall be entitled to the return of the Deposit and for payment from Seller of an amount equal to the Deposit as liquidated damages. The foregoing shall be to sole and exclusive remedy of Buyer.

         19.02  Entire Agreement; Amendments.
                ----------------------------

         This Agreement and the Related Agreements, including their Exhibits and Schedules, and other writings referred to herein or delivered pursuant hereto which form a part hereof, including, without limitation, the Confidentiality Agreement between Seller and Buyer dated , 2000, contain the entire understanding of the Parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein or therein. This Agreement and the Related Agreements supersede any and all prior agreements and understandings between the Parties with respect to the subject matter hereof. This Agreement shall not be amended, altered, or modified except by an instrument in writing duly executed by the Parties hereto.

         19.03  Invalidity.
                ----------

         If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect, unaffected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         19.04  Effect of Waiver or Consent.
                ---------------------------

         No waiver or consent, express or implied, by any Party to or of any breach or default by any other Party in the performance by such other Party of its obligations hereunder shall be effective unless in writing and signed by the Party waiving such breach or default. No waiver or consent shall be deemed or construed to be a consent or waiver to or of any other or subsequent breach or default in the performance by such other Party of the same or any other obligations of such other Party hereunder. Failure on the part of a Party to exercise its rights or to complain of any act of the other Party or to declare the other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitation period has run.

         19.05  Limitation on Benefits of this Agreement.
                ----------------------------------------

         No person or entity other than the Parties hereto (or their respective successors or assigns as permitted hereunder) is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the Parties hereto, and the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties hereto (or their respective successors and assigns as permitted hereunder).

         19.06  Notices.
                -------

         All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by either Party to the other Party pursuant to this Agreement shall be in writing and shall be (i) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid; (ii) transmitted by hand or courier delivery; or (iii) sent by telegram, facsimile, or telex, addressed in each case as follows:

                (i)     If to Buyer:

                        ULTRAMAR DIAMOND SHAMROCK
                        Corporation
                        6000 N Loop 1604
                        San Antonio, Texas 78249
                        Attention:  Timothy Fretthold
                        Facsimile:210-592-2143

                (ii)    If to Seller:

                        TOSCO Corporation
                        1700 East Putnam Road
                        Suite 500
                        Old Greenwich, Connecticut 06870
                        Attention:  General Counsel
                        Facsimile:203-637-4877

                With a copy (which shall notconstitute notice) to:

                        Tosco Refining Company
                        1400 Park Avenue
                        Linden, New Jersey 07036
                        Attention:  Senior Vice President Refining
                        Facsimile: 908-523-5900

         Each Party may designate by prior notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication which shall be mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is actually delivered to the appropriate above listed or properly changed address or at such time as delivery is refused upon actual presentation at such address (with the return receipt, the delivery receipt, the affidavit of messenger, or the facsimile answerback being deemed prima facie evidence of such delivery).

         19.07  Binding Effect.
                --------------

         Subject to the provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

         19.08  Additional Actions and Documents.
                --------------------------------

         Each of the Parties hereby agrees to take or cause to be taken such further actions to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to use all reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the closing of transactions contemplated by this Agreement, provided that neither Party shall be obligated to make payments or incur obligations to third Parties or governmental agencies in connection therewith except to pay such Party's reasonable expenses or to pay normal fees to governmental agencies.

         19.09  Place of Transfer of Title and Possession.
                -----------------------------------------

         Title to and possession of the Assets as of the Closing shall pass to Buyer in the State of California. Title to and possession of any Seller inventory in transit as of the Closing shall pass to Buyer at the place where it is then situated.

         19.10  Execution in Counterparts.
                -------------------------

         This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         19.11  Choice of Law.
                -------------

         This Agreement shall be governed by and construed in accordance with the laws of New York, without regard to the conflict of laws principles of New York, and, with respect to environmental matters, applicable United States federal law and California state law.

         19.12  Publicity.
                ---------

         At all times prior to the Effective Time, Seller and Buyer shall, and shall use their reasonable efforts to cause their Affiliates to, cooperate in the development and distribution of all news releases and other public disclosures relating to the proposed transactions described in this Agreement, and to ensure that no such releases or disclosures are made without prior notice to, and the consent of, the other Party; provided, however, that at all times prior to the Effective Time and after the Effective Time no news release or other disclosure whatsoever may disclose the terms of this Agreement unless both Parties agree to the form and content of such disclosure, each being under no obligation to agree and having the right to withhold agreement for any reason; provided, however, that either Party may make all disclosures which it determines are required under applicable Legal Requirements, including, but not limited to, regulations of the Securities and Exchange Commission with such Party giving the other Party as much advance notice thereof as is feasible.

         19.13  Confidentiality.
                ---------------

                (a) Each of Seller and Buyer (and their respective Affiliates) acknowledges that the information and material, in whatever form, including but not limited to this Agreement and the Related Agreements (collectively, the "Confidential Information") disclosed or made available to it by, and relating to, the other (and its Affiliates) prior to the Effective Time is confidential. Each of Seller and Buyer (and their respective Affiliates) further agrees that it shall use reasonable efforts not to make disclosure of the Confidential Information to any Person, other than its members or owners, officers, employees, advisers and representatives to whom such disclosure is necessary or convenient for the completion of the transactions contemplated by this Agreement, or any of the Related Agreements, and except in an arbitration proceeding as described in Article 15 or as may be required by a court of competent jurisdiction. Each of Seller and Buyer (and their respective Affiliates) shall appropriately notify each officer, employee, adviser and representative to whom any such disclosure is made, that such disclosure is made in confidence and shall be kept in confidence.

                (b) Each of Seller and Buyer (and their respective Affiliates) agrees to use diligent efforts in accordance with customary and reasonable commercial practice, and at least with the same degree of skill and care that it would manifest in protection of its own confidential information, to protect the Confidential Information.

                (c) Each of the Parties (and their respective Affiliates) agrees to notify the other promptly, in the event that it becomes aware of the unauthorized possession or use of the Confidential Information (or any part thereof) by any third Person, including any of its officers, employees, advisers or representatives. Each of Seller and Buyer (and their respective Affiliates) agrees to cooperate with the other in connection with the other's efforts to terminate or prevent such unauthorized possession or use of its Confidential Information. Each of Seller and Buyer (and their respective Affiliates) shall pay the other's reasonable out-of-pocket expenses in so cooperating in protecting its Confidential Information, unless the unauthorized possession or use of the Confidential Information resulted from the willful misconduct or gross negligence of the Party otherwise entitled to reimbursement of its expenses.

                (d) Each of Seller and Buyer (and their respective Affiliates) acknowledges that the other will suffer injury for which the other will not have an adequate remedy at law, in the event of a breach of the provisions of this Section 19.13, and that the other shall be entitled to injunctive relief as is reasonably necessary to prevent or curtail such breach, whether actual or threatened; provided, that, in no event (including, but not limited to, a willful breach of this Agreement by Seller or Buyer, respectively) shall Seller or Buyer (or their respective Affiliates) be prevented from exercising all of the rights granted to it hereunder.

                (e) Notwithstanding any other provision of this Agreement, the obligations of each of Seller and Buyer (and their respective Affiliates) to maintain the confidentiality of the Confidential Information (each in such capacity a "Disclosing Party") shall not apply to any portion of the Confidential Information that:

                        (i) is or becomes generally available to the public through no fault of the Disclosing Party, including information in the public domain;

                        (ii) the Disclosing Party receives from a third party without any requirement to keep such information secret;

                        (iii) the Disclosing Party can prove was in its possession without any obligation of secrecy at the time of its disclosure; or

                        (iv) the Disclosing Party develops independently of and without reference to or use of the Confidential Information.

                (f) Seller acknowledges and agrees that, as of the Effective Time, nothing herein shall restrict the use by Buyer and its Affiliates of the Refinery Records, the same becoming property of the Buyer as a consequence of the transactions contemplated herein. Except for Refinery Records, Buyer shall not use the Confidential Information for any other purpose other than the evaluation of the transactions contemplated hereunder.

                (g) In the event of any inconsistency between the provisions of this Section 19.13 and the confidentiality provisions of any Related Agreement, the provisions of the Related Agreement shall control with respect to any matters addressed by such Related Agreement.

                (h) The provisions of this Section 19.13 shall remain in force for a period of five (5) years from the Effective Time.

                (i)     At the request of Seller, Buyer shall within twenty (20)
         days after receiving such request return to Seller all written Confidential Information which is not a Refinery Record, including all photocopies of the same.

         19.14  Costs and Expenses.
                ------------------

         Except as expressly provided herein, or in any Related Agreement, each of the Parties to this Agreement, and the Related Agreements, shall bear its own expenses incurred in connection with the negotiation, preparation, execution and Closing of this Agreement, and the Related Agreements, and the transactions provided for hereby and thereby.

         19.15  Assignment.
                ----------

         Seller may upon notice to Buyer transfer or assign any of its rights but not its obligations under this Agreement without prior consent of Buyer, provided that, Seller may, upon notice to Buyer, assign its rights and obligations under this Agreement to an Affiliate of Seller. Buyer may not transfer or assign any of its rights or obligations under this Agreement without the prior written consent of Seller, except that Buyer will have the right to assign to any Affiliate all rights and obligations of Buyer under this Agreement. Even if consent is obtained, no Party may make an assignment or delegation, above, unless such Party delivers to the other Party hereto such written assumptions, affirmations and/or legal opinions as such other Party may reasonably request to preserve their rights and remedies hereunder. No such assignment or delegation will relieve Buyer or Seller from its obligations under this Agreement. This Agreement shall inure to the benefit of and will be binding upon the Parties hereto and their respective legal representatives, successors and permitted assigns.

         19.16  Purchase Price Allocations.
                --------------------------

         Schedule 19.16 is an allocation of the Purchase Price (the "Allocation") among the Parties pursuant to the provisions of Section 1060 of the Code and the Treasury Regulations promulgated thereunder. Any subsequent adjustments to Purchase Price shall be reflected in Schedule 19.16, as revised by Buyer, in a manner consistent with the Allocation and Section 1060 of the Code and the Treasury Regulations promulgated thereunder. The parties recognize that the Purchase Price does not include the Buyer's acquisition expenses and that Buyer will allocate such expenses appropriately. Buyer and Seller shall not take any position on their respective income tax returns that is inconsistent with the allocation of the Purchase Price as set forth in Schedule 19.16. Buyer and Seller shall duly prepare and timely file Internal Revenue Service Form 8594 and Form 8824 and any comparable state, local or foreign forms (including any successor forms) (collectively the "1060 Forms") and any required attachments thereto required under Section 1060 of the Code, the Treasury Regulations promulgated thereunder or any provisions of state, local, or foreign law in accordance with the Allocation among the Assets as set forth in such Schedule
19.16. The Parties shall cooperate in the preparation of any 1060 Forms and shall file such 1060 Forms in the manner required by applicable law.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers or representatives of Buyer and Seller as of the day and year first above written.

         BUYER:                 ULTRAMAR DIAMOND SHAMROCK CORPORATION

                                By: /s/ Jean Gaulin
                                Name:   JEAN GAULIN
                                Title:  Cheif Executive Officer


         SELLER:                TOSCO CORPORATION

                                By: /s/ Dwight L. Wiggins
                                Name:   DWIGHT L. WIGGINS
                                Title:  Executive Vice President